                                                                    EXHIBIT 99.1

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             WASHINGTON, D.C. 20429

                                   FORM 10-KSB

(MARK ONE)

 X       Annual Report under Section 13 or 15(d) of the Securities Exchange Act
---      of 1934 For the fiscal year ended December 31, 1998

                                       OR

         Transition Report under Section 13 or 15(d) of the Securities Exchange
---      Act of 1934 For the transition period from ________ to ________

                             ROCK HILL BANK & TRUST
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

                 South Carolina                             57-1031996
          ----------------------------                   ----------------
          (State or Other Jurisdiction                   (I.R.S. Employer
        of Incorporation or Organization)               Identification No.)

            315 East Main Street
          Rock Hill, South Carolina                            29730
   ---------------------------------------                   ----------
   (Address of Principal Executive Offices)                  (Zip Code)

                                 (803) 324-2500
                           ---------------------------
                 Issuer's Telephone Number, Including Area Code

        Securities registered pursuant to Section 12(b) of the Act: None

    Securities registered pursuant to Section 12(g) of the Act: Common Stock

         Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days.
Yes  X   No
    ---     ---

         Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

The registrant's revenues for its most recent fiscal year was $652,043. The aggregate market value of the voting stock held by non-affiliates of the registrant as of March 12, 1999, was $21,531,726. This


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calculation is based upon a value of $17.75 per share, which was the average bid and asked price of the common stock on the over-the-counter market on such date.

There were 1,376,250 shares of the Company's common stock issued and outstanding as of the record date, March 15, 1999.

         Transitional Small Business Disclosure Format. (Check one):
Yes       No  X
    ---      ---

                       Documents Incorporated By Reference
         The registrant's Annual Report to Shareholders for the year ended December 31, 1998 is incorporated by reference in this Form 10-KSB in Part II,
Item 5, Item 6, and Item 7. The registrant's Proxy Statement for the Annual Meeting of Shareholders to be held on April 15, 1999 is incorporated by

         The Bank's primary source of revenue is interest income and fees, which it earns by lending and investing its capital and the funds which are held on deposit. Because loans generally earn higher rates of interest than investments, the Bank seeks to employ as many of its deposit funds as possible in the form of loans to individuals and businesses. To ensure sufficient liquidity, the Bank also maintains a portion of the Bank's deposits in cash, government securities, deposits with other financial institutions, and overnight loans of excess reserves (known as "federal funds sold") to correspondent banks. The revenue which the Bank earns (prior to deducting its overhead expenses) is essentially a function of the amount of the Bank's loans and deposits, as well as the profit margin ("interest spread") and fee income. The Bank also is the only locally owned community bank in the Rock Hill area that provides trust services and has a mortgage loan division.

MARKETING FOCUS

         The Bank primarily serves the city of Rock Hill and the surrounding area of York County, South Carolina. The Bank's extended market area also includes the south side of Charlotte in Mecklenburg County, North Carolina, and Lancaster and Chester Counties in South Carolina. Rock Hill is the fifth largest city in South Carolina and is located in the eastern central area of York County, South Carolina, approximately 25 miles southwest of Charlotte, North Carolina and on the outskirts of the Charlotte/Mecklenburg metropolitan area. Rock Hill is approximately 70 miles north of Columbia, South Carolina, and 95 miles northeast of Greenville, South Carolina. The area has experienced steady growth over the past ten years and the Bank expects the area, as well as the service industries needed to support it, to continue to grow. According to the U.S. Census Bureau, York County is one of the fastest growing counties in South Carolina, with a population of 150,000 in 1997, reflecting a 14.5% increase since 1990. York County also boasts one of the highest per capita incomes in South Carolina, with a median household income in 1997 of $47,300, compared to $29,000 for South Carolina as a whole.

BANKING SERVICES

         The Bank strives to provide its customers with the breadth of products and services comparable to those offered by large regional banks, while maintaining the quick response and personal service of a locally owned and managed bank. In addition to offering a full range of deposit services and commercial and personal loans, the Bank offers trust services and products such as mortgage loan originations and accounts receivable financing.


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-        Deposit Services. The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts, and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered by other banks in the area. In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts (IRAs). All deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount allowed by law. The Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

- Loan Products. The Bank offers a full range of commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including loans secured by inventory and accounts receivable), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Consumer loans include equity lines of credit and secured and unsecured loans for financing automobiles, home improvements, education, and personal investments. The Bank also makes real estate construction and acquisition loans. The Bank's lending activities are subject to a variety of lending limits imposed by federal law. While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower's relationship to the Bank), in general the Bank is subject to a loans-to-one-borrower limit of an amount equal to 15% of the Bank's unimpaired capital and surplus. The Bank may not make any loans to any director, officer, employee, or 10% shareholder of the Bank unless the loan is approved by the Board of Directors of the Bank and is made on terms not more favorable to such a person than would be available to a person not affiliated with the Bank.

- Mortgage Loan Division. The Bank recently established a mortgage loan division through which it has broadened the range of services that it offers to its customers, and the Bank is now the only locally-owned bank in Rock Hill with a separate mortgage division. The mortgage loan division originates loans to purchase existing or construct new homes and to refinance existing mortgages. The Bank anticipates generating additional fee income by selling most of these loans in the secondary market and cross-selling its other products and services to its mortgage customers.

- Trust Services. The Bank is the only locally managed bank in the Rock Hill area that has a trust department, through which the Bank offers a full range of trust services, including personal trusts, testamentary trusts, investment management, custodian services, income tax assistance and counseling, and retirement and estate planning.

- Accounts Receivable Financing. The Bank provides accounts receivable financing to businesses through an agreement with an outside vendor, using software licensed from the vendor to handle the billing and collection of these receivables. Because accounts receivable-based loans typically carry a higher rate of risk than many other types of loans, the Bank also has default and fraud insurance and customarily obtains a personal guarantee from the small business owner.

- Other Services. Other bank services include cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. The Bank is associated with Honor and Plus networks of automated teller machines that may be used by the Bank's customers throughout South Carolina and other regions. The Bank also offers VISA credit card services through a correspondent bank as an agent for the Bank.


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SUPERVISION AND REGULATION

         The Bank is subject to state and federal banking laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not shareholders. To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Bank. Beginning with the enactment of FIRREA in 1989 and following with FDICIA in 1991, numerous additional regulatory requirements have been placed on the banking industry in the past several years, and additional changes have been proposed. The operations of the Bank may be affected by legislative changes and the policies of various regulatory authorities. The Bank is unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

         General. The Bank operates as a state bank incorporated under the laws of the United States and subject to examination by the South Carolina State Board of Financial Institutions (the "South Carolina Bank Board"). The South Carolina Bank Board and the FDIC regulate or monitor virtually all areas of the Bank's operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices. The South Carolina Bank Board requires the Bank to maintain certain capital ratios and imposes limitations on the Bank's aggregate investment in real estate, bank premises, and furniture and fixtures. The Bank is required by the FDIC to prepare quarterly reports on the Bank's financial condition.

         Under FDICIA, all insured institutions must undergo regular on site examinations by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC and the appropriate agency (and state supervisor when applicable). FDICIA also directs the FDIC to develop with other appropriate agencies a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition or any other report of any insured depository institution. FDICIA also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to: (i) internal controls, information systems, and audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; and (v) asset quality.

         Deposit Insurance. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts for deposit insurance. A separate Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF") are maintained for commercial banks and thrifts, respectively, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. In 1993, insured depository institutions like the Bank have paid for deposit insurance under a risk-based premium system. Under this system, until mid-1995 depositor institutions paid to BIF or SAIF from $0.23 to $0.31 per $100 of insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semi-annual basis. Once the BIF reached its legally mandated reserve ratio in mid-1995, the FDIC lowered premiums for well-capitalized banks, eventually to $.00 per $100, with a minimum semiannual assessment of $1,000. However, in 1996 Congress enacted the Deposit Insurance Funds Act of 1996, which eliminated this minimum assessment. It also separated, effective January 1, 1997, the Financial Corporation ("FICO") assessment to service the interest on its bond obligations. The amount assessed on individual institutions, including the Bank, by FICO will be in addition to the amount paid for deposit insurance according to the risk-related assessment rate schedule. Increases in deposit insurance premiums or changes in risk classification will increase the Bank's cost of funds, and there can be no assurance that such cost can be passed on the Bank's customers.

         Transactions With Affiliates and Insiders. The Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the bank's capital and surplus and, as to all affiliates combined, to 20% of the bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

         The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with non-affiliated companies. The Bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit
(i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

         Dividends. The Bank is subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from its capital. All dividends must be paid out of the undivided profits then on hand, after deducting expenses, including losses and bad debts. The Bank must also obtain approval from the South Carolina Bank Board prior to the payment of any dividends. In addition, under FDICIA, the Bank may not pay a dividend if, after paying the dividend, the Bank would be undercapitalized. See "Capital Regulations" below.

         Branching. Under current South Carolina law, the Bank may open branch offices throughout South Carolina with the prior approval of the South Carolina Bank Board. In addition, with prior regulatory approval, the Bank may acquire existing banking operations in South Carolina. Furthermore, federal legislation has recently been passed which permits interstate branching. The new law permits out-of-state acquisitions by bank holding companies (subject to veto by new state law), interstate branching by banks if allowed by state law, interstate merging by banks, and de novo branching by banks if allowed by state law. North Carolina has recently passed legislation that, in effect, prohibits de novo branching by South Carolina banks into North Carolina until mid-1999. See "Recent Legislative Developments."

         Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, a financial institution's primary federal regulator (this is the FDIC for the Bank) shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility.

         Other Regulations. Interest and certain other charges collected or contracted for by the Bank are subject to state usury laws and certain federal laws concerning interest rates. The Bank's loan operations are also subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution will be fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Bank also are subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that Act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

CAPITAL REGULATIONS

         The federal bank regulatory authorities have adopted risk-based capital guidelines for banks that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and account for off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums. The Bank has not received any notice indicating that it will be subject to higher capital requirements. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

         Under these guidelines, banks' assets are given risk-weights of 0%, 20%, 50%, or 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.


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         The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The minimum required leverage ratio for top-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.

         FDICIA established a new capital-based regulatory scheme designed to promote early intervention for troubled banks which requires the FDIC to choose the least expensive resolution of bank failures. The new capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Currently, the Bank qualifies as "well-capitalized."

         Under the FDICIA regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution will increase, and the permissible activities of the institution will decrease, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to (i) submit a capital restoration plan; (ii) raise additional capital; (iii) restrict their growth, deposit interest rates, and other activities; (iv) improve their management; (v) eliminate management fees; or (vi) divest themselves of all or a part of their operations. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

         Effective January 1, 1997, the FDIC amended the risk-based capital standards to incorporate a measure for market risk to cover all positions located in a institution's trading account, and foreign exchange and commodity positions wherever located. The effect of the rule is that it requires any bank with significant exposure to market risk to measure the risk and hold capital commensurate with that risk. Since the Bank does not have any plans to engage in trading, foreign exchange or commodity position activities, the rule is not expected to have an effect on the required Bank capital levels.

         These capital guidelines can affect the Bank in several ways. Currently, the Bank's capital levels are more than adequate. However, rapid growth, poor loan portfolio performance, or poor earnings performance, or a combination of these factors, could change the Bank's capital position in a relatively short period of time, making an additional capital infusion necessary.

         Failure to meet these capital requirements would mean that the Bank would be required to develop and file a plan with its primary federal banking regulator describing the means and a schedule for achieving the minimum capital requirements. In addition, the Bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless the Bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time.

ENFORCEMENT POWERS

         FIRREA expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties" (primarily including management, employees, and agents of a financial institution, and independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs). These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to twenty years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, FIRREA expanded the appropriate banking agencies' power to issue cease-and-desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

RECENT LEGISLATIVE DEVELOPMENTS

         In the 1994 legislative session, South Carolina amended its bank holding company act to allow nationwide interstate banking beginning in 1996. The Interstate Banking Act, passed by Congress in 1994, which allows unrestricted interstate bank mergers, unrestricted interstate acquisition of banks by bank holding companies, and interstate de novo branching by banks. As a result of this legislation, the number of competitors in the Bank's market may increase. However, in 1997, legislation was adopted in North Carolina which provides that until June 1, 1999, an out-of-state bank, such as the Bank, may establish and maintain a de novo branch in North Carolina or acquire and maintain an existing branch from another bank only if the laws of the home state of the out-of-state bank contain reciprocal provisions permitting North Carolina banks to establish and maintain de novo branches or acquire branches from another bank in that state. South Carolina law does not contain such reciprocal provisions, and therefore this North Carolina legislation has the effect of prohibiting the Bank from establishing a de novo branch in North Carolina prior to June 1, 1999.

         From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. The Bank cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect the Bank.

EFFECT OF GOVERNMENTAL MONETARY POLICIES.

         The earnings of the Bank will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Board's monetary policies have had, and will likely continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

COMPETITION

         Banks generally compete with other financial institutions through the selection of banking products and services offered, the pricing of services, the level of service provided, the convenience and availability of services, and the degree of expertise and the personal manner in which services are offered. South Carolina law permits statewide branching by banks and savings institutions, and many financial institutions in the state have branch networks. Consequently, commercial banking in South Carolina is highly competitive. As of December 31, 1998, there were approximately seven commercial banks, no savings and loan institutions, and four credit unions in the same area as Rock Hill Bank & Trust. Many large banking organizations currently operate in the Bank's market area, several of which are controlled by out-of-state ownership. In addition, competition between commercial banks and thrift institutions (savings institutions and credit unions) has been intensified significantly by the elimination of many previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking which previously had been the sole domain of commercial banks. Recent legislation, together with other regulatory changes by the primary regulators of the various financial institutions, has resulted in almost total elimination of practical distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal authority to provide most financial services.

         Competition among financial institutions in the Rock Hill area is particularly intense because of the strong credit union base resulting from the large number of textile and other industrial companies in the area; Rock Hill's proximity to Charlotte, North Carolina, which is home to large regional and national banks such as NationsBank, First Union, and Wachovia; and the establishment of two other new community banks in Rock Hill in the last several years.

EMPLOYEES

         As of February 28, 1999, the Bank had 26 full-time employees and five part-time employees. The Bank does not have any employees other than its officers, none of whom receive any remuneration for their services to the Bank.

ITEM 2.    DESCRIPTION OF PROPERTY

         The Bank's main office is located in an 11,000 square foot facility at 315 East Main Street in the city of Rock Hill, South Carolina. On January 7, 1999, the Bank opened its second office at 1746 Ebenezer Road in Rock Hill near the intersection of Ebenzer and Herlong roads. This office is located in a 2,700 square foot facility and is located approximately 2.9 miles north west of the Main Office. The Bank is scheduled to open a third office in July 1999 in the Fort Mill/ Tega Cay area on Highway 160. The address is 100 Stone Village Drive, Fort Mill, South Carolina. The Bank will occupy approximately 4,000 square feet on the first floor of the two-story facility, which is under construction. Rock Hill Bank & Trust maintains drive-up automated teller machines at each office and an automated teller machine is planned for the Fort Mill/ Tega Cay office.


ITEM 3.    LEGAL PROCEEDINGS.

         None.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.


ITEM 5.    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Common Stock and Dividend Information
         Since its public offering on August 3, 1998, the Company's common stock has been quoted on the OTC Bulletin Board under the symbol RHBT. As of March 8, 1999, the Company had approximately 1,075 were shareholders of record. To date, the Company has not paid cash dividends on its common stock. The Company currently intends to retain earnings to support operations and finance expansion and therefore does not anticipate paying cash dividends in the foreseeable future.

The following table sets forth the high and low sales price information as reported by the OTC Bulletin Board during the period indicated since the Company's common stock began trading publicly on August 3, 1998.

                                                      STOCK PRICE
                                                      -----------
                                                      HIGH    LOW

1998
Third Quarter                                         $15.00  $13.50
Fourth Quarter                                        $14.75  $13.37


ITEM 6.    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         In response to this Item, the information contained on pages 3 through 18 of the Company's Annual Report to Shareholders for the year ended December 31, 1998 is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS

         In response to this Item, the information contained on pages 19 through 36 of the Company's Annual Report to Shareholders for the year ended December 31, 1998 is incorporated herein by reference.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         In response to this Item, the information contained on page 21 of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on April 15, 1999 is incorporated herein by reference.

ITEM 10.   EXECUTIVE COMPENSATION

         In response to this Item, the information contained on pages 16 through 17 of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on April 15, 1999 is incorporated herein by reference.

ITEM 11.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         In response to this Item, the information contained on pages 19 through 20 of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on April 15, 1999 is incorporated herein by reference.

ITEM 12.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In response to this Item, the information contained on page 17 of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on April 15, 1999 is incorporated herein by reference.

ITEM 13.   EXHIBITS, LIST AND REPORTS ON FORM 8-K


(a)      The following documents are filed as part of this report:

         3(a) Articles of Incorporation (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30,
                  1998).

         3(b) Bylaws (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

         4 Form of Certificate of Common Stock (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

         5.1 Opinion Regarding Legality (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30,
                  1998).

         10.1 Right of First Refusal Agreement dated May 16, 1998 with Bailey Financial Corporation and the Bank. (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

         10.2 Share Exchange Agreement dated April 6, 1998 with Bailey Financial Corporation and the Bank. (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

         13       Annual Report of Shareholders for the year ended December 31,
                  1998

         27       Financial Data Schedule. (for FDIC use only).

-------------------------
-   Denotes executive compensation contract or arrangement.

(b)      Reports on Form 8-K
         No reports were filed on Form 8-K during the fourth quarter of 1998.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ROCK HILL BANK & TRUST


Date:  March 29, 1999                  By: /s/ J. A. Ferguson, Jr.
       -------------------                 -------------------------------------
                                           J. A. Ferguson, Jr.
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. A. Ferguson, Jr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


Signature                                            Title                Date
---------                                            -----                ----

/s/ Edwin L. Barnes
----------------------------------
Edwin L. Barnes                                      Director             March 29, 1999


/s/ William C. Beaty, Jr.
----------------------------------
William C. Beaty, Jr.                                Director             March 29, 1999


/s/ Claude W. Burns, III
----------------------------------
Claude W. Burns, III                                 Director             March 29, 1999


/s/ William R. Davis
----------------------------------
William R. Davis                                     Director             March 29, 1999


/s/ John W. Dickens
----------------------------------
John W. Dickens                                      Director             March 29, 1999

                                   SIGNATURES


Signature                                            Title                Date
---------                                            -----                ----

/s/ J. A. Ferguson, Jr.
----------------------------------
J. A. Ferguson, Jr.                                  President;           March 29, 1999
                                                     Chief Executive
                                                     Officer and
                                                     Director


/s/ Jean M. Gaillard
----------------------------------
Jean M. Gaillard                                     Director             March 29, 1999


/s/ Hugh L. Harrelson, Sr.
----------------------------------
Hugh L. Harrelson, Sr.                               Director             March 29, 1999


/s/ Jerry H. Padgett
----------------------------------
Jerry H. Padgett                                     Director             March 29, 1999


/s/ Richard S. Powell
----------------------------------
Richard S. Powell                                    Director             March 29, 1999


/s/ Elvin F. Walker
----------------------------------
Elvin F. Walker                                      Director             March 29, 1999

                               INDEX TO EXHIBITS

(a)      The following documents are filed as part of this report:

                  3(a) Articles of Incorporation (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

                  3(b) Bylaws (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30,
                           1998)

                  4 Form of Certificate of Common Stock (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

                  5.1 Opinion Regarding Legality (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

                  10.1 Right of First Refusal Agreement dated May 16, 1998 with Bailey Financial Corporation and the Bank. (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

                  10.2 Share Exchange Agreement dated April 6, 1998 with Bailey Financial Corporation and the Bank. (incorporated by reference to the Bank's Registration Statement on Form 10-SB filed July 30, 1998).

                  13 Annual Report of Shareholders for the year ended December 31, 1998

                  27       Financial Data Schedule. (for FDIC use only).


-----------------------
*        Denotes executive compensation contract or arrangement.

(b)      Reports on Form 8-K

         No reports were filed on Form 8-K during the fourth quarter of 1998.

                             ROCK HILL BANK & TRUST





                                Table of Contents

                                                                                                                      Page
                                                                                                                      ----

Selected Financial Data                                                                                                   2
Management's Discussion and Analysis                                                                                   3-18
Independent Auditors' Report                                                                                             19
Balance Sheets                                                                                                           20
Statements of Income                                                                                                     21
Statements of Comprehensive Income                                                                                       22
Statements of Changes in Stockholders' Equity                                                                            23
Statements of Cash Flows                                                                                                 24
Notes to Financial Statements                                                                                         25-36
Corporate Data                                                                                                           37

                             ROCK HILL BANK & TRUST

                             SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 are derived from the financial statements and other data of the Bank. The financial statements for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996, were audited by Tourville, Simpson & Henderson, L.L.P, independent auditors. The selected financial data should be read in conjunction with the financial statements of the Bank, including the accompanying notes, included elsewhere herein.

                                                                      1998          1997           1996
                                                                    --------      --------       --------

(Dollars in thousands)
INCOME STATEMENT DATA:
     Interest income                                                $  6,334      $  2,998       $    820
     Interest expense                                                  3,398         1,556            449
                                                                    --------      --------       --------
     Net interest income                                               2,936         1,442            371
     Provision for loan losses                                           489           209            126
                                                                    --------      --------       --------
     Net interest income after provision for loan losses               2,447         1,233            245
      Net securities gains (losses)                                       --            (1)            --
     Noninterest income                                                  330           146             26
     Noninterest expense                                               1,742         1,291          1,091
                                                                    --------      --------       --------
     Income (loss) before income taxes                                 1,035            87           (820)
     Income tax expense (benefit)                                        383            32           (293)
                                                                    --------      --------       --------
     Net income (loss)                                              $    652      $     55       $   (527)
                                                                    ========      ========       ========
BALANCE SHEET DATA:
     Assets                                                         $107,062      $ 52,324       $ 28,207
     Earning assets                                                  101,896        47,797         26,603
     Securities (1)                                                    7,414         7,009         10,025
     Loans (2)                                                        69,977        35,777         12,618
     Allowance for loan losses                                           812           334            127
     Deposits                                                         77,740        45,281         22,599
     Shareholders' equity                                             15,578         5,516          5,474
PER SHARE DATA:
     Earnings (losses) per share                                    $    .70      $    .09       $   (.88)
     Book value (period end)                                           11.32          9.19           9.12
     Tangible book value (period end)                                  11.29          9.08           8.98
PERFORMANCE RATIOS:
     Return on average assets                                            .81%          .15%         (4.22)%
     Return on average equity                                           6.57          1.01         (15.52)
     Net interest margin (3)                                            3.83          4.10           3.20
     Efficiency (4)                                                    53.34         81.29         274.76
CAPITAL AND LIQUIDITY RATIOS:
     Average equity to average assets                                  12.35%        14.69%         27.19%
     Leverage (4.00% required minimum)                                 15.29         11.25          20.20
     Risk-based capital
         Tier I                                                        20.89         14.47          32.56
         Total                                                         21.99         15.35          33.56
     Average loans to average deposits                                 87.01         77.64          38.46

----------------------
1.       All securities are available for sale and are stated at fair value.
2.       Loans are stated at gross amounts before allowance for loan losses.
3.       Net interest income divided by average earning assets.
4. Noninterest expense divided by the sum of net interest income and noninterest income, net of gains and losses on sales of assets.
5. Nonperforming loans and nonperforming assets do not include loans past due 90 days or more that are still accruing interest.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              BASIS OF PRESENTATION

The following discussion should be read in conjunction with the preceding "Selected Financial Data" and the Bank's Financial Statements and the Notes thereto and the other financial data included elsewhere in this Annual Report. The financial information provided below has been rounded in order to simplify its presentation. However, the ratios and percentages provided below are calculated using the detailed financial information contained in the Financial Statements, the Notes thereto and the other financial data included elsewhere in this Annual Report.

                                     GENERAL

Rock Hill Bank & Trust (the "Bank") is a state-chartered bank headquartered in Rock Hill, South Carolina. The Bank was incorporated on May 15, 1996 and opened for business on May 20, 1996. The principal business activity of the Bank is to provide banking services to domestic markets, principally in York County, South Carolina. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation. In addition to providing traditional banking services, the Bank has a trust department that offers a full range of trust services. In 1998, the Bank established a mortgage loan division. The mortgage loan division originates loans to purchase existing or construct new homes and to refinance existing mortgages.

The stockholders of the Bank voted on April 16, 1998 to amend the Articles of Incorporation to eliminate the two classes of common stock known as Class A and Class B. A new class of common stock known simply as common stock was created and the number of authorized shares was increased to 10,000,000. Prior to this vote, Bailey Financial Corporation (Bailey) owned all of the Class B shares, or 51% of the total outstanding common stock. On June 19, 1998, the change in classes of stock became effective. Bailey exchanged its Class B shares for common shares and terminated its right of first refusal agreements and its right to elect separate directors.

The significant growth of the Bank during its first two years of operations led to the need for additional capital. On July 28, 1998, the Bank sold, through an underwritten public offering, 675,000 shares of common stock at a public offering price of $13.25 per share. On August 3, 1998, the Bank sold an additional 101,250 common shares, also at a public offering price of $13.25 per share, pursuant to an underwriters over-allotment provision. The additional capital generated from this offering led the Bank to open its second branch in January 1999, and plans are underway for a third banking location to be opened in the summer of 1999. The additional capital has also provided the Bank with opportunities to lend larger amounts to one individual or organization.

                           QUARTERLY OPERATING RESULTS

The following table summarizes selected operating results and balance sheet averages for the quarters ended in 1998 and 1997.

                                               1998 Quarter ended                          1997 Quarter ended
                                               ------------------                          -------------------
(Dollars in thousands,             Fourth       Third     Second      First     Fourth      Third     Second        First
 except per share data)            Quarter     Quarter    Quarter    Quarter    Quarter    Quarter    Quarter      Quarter
                                   --------    -------    -------    -------    -------    -------    --------     --------

STATEMENT OF OPERATIONS DATA:
    Net interest income            $  1,092    $   744    $   579    $   521    $   444    $   399    $    307     $    292
    Provision for loan losses           239        130         60         60         42         70          65           32
    Noninterest income                  100        107         66         57         68         33          28           17
    Noninterest expense                 592        451        370        329        321        330         320          320
    Net income (loss)                   228        170        135        119         94         29         (38)         (30)
    Net income (loss) per share        0.15       0.14       0.21       0.20       0.15       0.05       (0.06)       (0.05)

SELECTED AVERAGE BALANCES:
    Total assets                   $101,634    $87,092    $72,282    $59,780    $48,316    $40,613    $ 30,353     $ 27,595
    Earning assets                   93,199     83,042     69,040     57,051     45,881     37,734      29,467       25,931
    Investment securities             5,265      5,738      4,649      6,701      6,569      6,353       7,309        7,239
    Loans                            64,887     54,240     44,373     39,220     33,858     28,262      18,723       14,448
    Deposits                         67,290     60,890     53,260     46,874     40,829     34,156      25,874       22,041

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Year ended December 31, 1998, compared with the year ended December 31, 1997

Net interest income increased $1,494,327, or 103.6%, to $2,936,150 in 1998 from $1,441,823 in 1997. The increase in net interest income was due primarily to an increase in average earning assets. Average earning assets increased $43,129,915, or 115.8%, due to continued growth by the Bank and as a result of the secondary stock offering.

The Bank's net interest spread and net interest margin were 3.04% and 3.83%, respectively, in 1998 compared to 3.13% and 4.10% in 1997. The decreases in net interest spread and net interest margin were primarily the result of the growth in the volume of federal funds sold, typically lower yielding assets than loans, as a percentage of average earning assets. Proceeds from the stock offering were invested in federal funds and investment securities. A portion has remained in federal funds as a source of funds for loan growth and for funding the construction of branches.

The provision for loan losses was $489,176 in 1998 compared to $209,475 in 1997. The increase in the provision was primarily the result of the growth in the loan portfolio and from the Bank's efforts to maintain the allowance for loan losses at a level sufficient to cover known and inherent losses in the loan portfolio. The secondary stock offering allowed an increase in the Bank's legal lending limit which resulted in the ability to make much larger loans than the Bank had been making.

Noninterest income increased $184,489, or 126.38%, to $330,468 in 1998 from $145,979 in 1997, primarily attributable to increased service charges on deposit accounts and increased fees from fiduciary activities. The increase in service charges on deposit accounts was attributable to the increase in the number of deposit accounts from the growth of the Bank. As the Bank continued to expand its trust department, fees of $111,604 were generated from these activities for the year ended December 31, 1998, compared to $32,404 for the year ended December 31, 1997.

Noninterest expense increased $451,689, or 35.0%, to $1,742,449 in 1998 from $1,290,760 in 1997. The primary component of noninterest expense is salaries and benefits, which increased $222,886, or 42.14%, to $751,744 in 1998 from $528,858 in 1997. The increase is attributable to the hiring of additional employees to assist with the growth of the Bank and to staff the new Ebenezer office. The Bank also started a mortgage loan origination department in 1998 and hired several employees to staff this area. Net occupancy expense was $304,174 in 1998 compared to $279,069 in 1997. Advertising and marketing expense decreased to $28,032 in 1998 compared to $65,829 in 1997. The decrease was due to less emphasis on advertising in 1998 as the Bank became more established. The Bank's efficiency ratio was 53.34% in 1998 compared to 81.29% in 1997.

Net income was $652,043 in 1998, compared to net income of $55,167 in 1997. The increase in net income was due primarily to increases in net interest income and noninterest income that resulted from the significant growth in assets and deposits during 1998. In addition, the Bank's operational efficiency improved drastically in 1998 as compared to the prior year. Return on average assets during 1998 was .81% compared to .15% during 1997, and return on average equity was 6.57% during 1998 compared to 1.01% during 1997.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS - CONTINUED

Year ended December 31, 1997, compared with the period May 20, 1996 to December 31, 1996

Net interest income increased $1,070,945, or 288.8%, to $1,441,823 in 1997 from $370,878 in the 1996 period. The increase in net interest income was due primarily to an increase in average earning assets. Average earning assets increased $23,621,685, or 203.8%, due to continued growth by the Bank in its second year of operations.

The Bank's net interest spread and net interest margin were 3.13% and 4.10%, respectively, in 1997 compared to 1.82% and 3.20% in 1996. The increases in net interest spread and net interest margin were primarily the result of the growth in the volume of loans, traditionally higher yielding assets than investment securities, as a percentage of average earning assets. During the initial months of the Bank's operations, more funds were invested in investment securities until the loan portfolio was established.

The provision for loan losses was $209,475 in 1997 compared to $126,500 in the 1996 period. The increase in the provision was primarily the result of the growth in the loan portfolio in the Bank's second year of operations and from the Bank's efforts to maintain the allowance for loan losses at a level sufficient to cover known and inherent losses in the loan portfolio.

Noninterest income increased $119,928, or 460.4%, to $145,979 in 1997 from $26,051 in the 1996 period, primarily attributable to increased service charges on deposit accounts and increased fees from fiduciary activities. The increase in service charges on deposit accounts was attributable to the increase in the number of deposit accounts from the growth of the Bank. As the Bank continued to expand its trust department, fees of $32,404 were generated from these activities for the year ended December 31, 1997.

Noninterest expense increased $200,148, or 18.4%, to $1,290,760 in 1997 from $1,090,612 in the 1996 period. The primary component of noninterest expense is salaries and benefits, which increased $180,779, or 51.9%, to $528,858 in 1997 from $348,079 in the 1996 period. The increase is attributable to twelve months of expense in 1997 compared to only eight months of expense for most employee salaries in 1996. Other categories of expenses also increased due to twelve months of expense in 1997 compared to only eight months in 1996. Net occupancy expense was $279,069 in 1997 compared to $165,501 in the 1996 period. Advertising and marketing expense decreased to $65,829 in 1997 compared to $230,617 in the 1996 period. The decrease was due to less emphasis on advertising in 1997 as the Bank became more established. The Bank's efficiency ratio was 81.29% in 1997 compared to 274.76% in 1996.

Net income was $55,167 in 1997, compared to a net loss of $527,133 in the 1996 period. The increase in net income was due primarily to increases in net interest income due to asset growth and noninterest income. Return on average assets during 1997 was 0.15% compared to (4.22)% during 1996, and return on average equity was 1.01% during 1997 compared to (15.52)% during 1996.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME

General. The largest component of the Bank's net income is its net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the yields earned on the Bank's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities. Net interest income divided by average interest-earning assets represents the Bank's net interest margin.

Average Balances, Income and Expenses and Rates. The following tables set forth, for the periods indicated, certain information related to the Bank's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

AVERAGE BALANCES, INCOME AND EXPENSES AND RATES

                                                                                Year ended December 31,
                                                                          1998                           1997
                                                             ------------------------------------------------------------
                                                              Average    Income/   Yield/    Average    Income/    Yield/
                                                              Balance    Expense    Rate     Balance    Expense     Rate
                                                              -------    -------    ----     -------    -------     ----

(Dollars in thousands)
ASSETS:
Earning Assets
     Loans (1)                                                $51,173    $4,976     9.72%    $24,116    $2,347      9.73%
     Securities, taxable (2)                                    6,124       371     6.06       7,037       438      6.22
     Funds sold and other                                      19,283       987     5.12       4,059       213      5.25
                                                              -------    ------              -------    ------
              Total earning assets                             76,580     6,334     8.27      35,212     2,998      8.51
                                                              -------    ------              -------    ------
Cash and due from banks                                         2,740                          1,154
Premises and equipment                                            610                            419
Other assets                                                      928                            685
Allowance for loan losses                                        (477)                          (219)
                                                              -------                        -------
              Total assets                                    $80,381                        $37,251
                                                              =======                        =======

LIABILITIES:
Interest-Bearing Liabilities
     Interest-bearing transaction accounts                    $16,995    $  716     4.21%    $11,595    $  514      4.43%
     Savings deposits                                           2,767       144     5.20       1,707        96      5.62
     Time deposits                                             33,819     1,987     5.88      15,231       927      6.09
     Other short-term borrowings                               11,362       551     4.85         380        19      5.00
                                                              -------    ------              -------    ------
              Total interest-bearing liabilities               64,943     3,398     5.23      28,913     1,556      5.38
                                                              -------    ------              -------    ------
Demand deposits                                                 5,221                          2,734
Accrued interest and other liabilities                            287                            180
Shareholders' equity                                            9,930                          5,424
                                                              -------                        -------
              Total liabilities and shareholders' equity      $80,381                        $37,251
                                                              =======                        =======
Net interest spread                                                                 3.04%                           3.13%
Net interest income                                                      $2,936                         $1,442
                                                                         ======                         ======
Net interest margin                                                                 3.83%                           4.10%


(1) There were no loans in nonaccrual status and the effect of fees collected on loans is not significant to the computations. All loans and deposits are domestic.
(2) Average investment securities exclude the valuation allowance on securities available for sale.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME - CONTINUED

Analysis of Changes in Net Interest Income. The following tables set forth the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest income from 1997 to 1998 and 1996 to 1997.

ANALYSIS OF CHANGES IN NET INTEREST INCOME


                                                                          1998 Compared With 1997
                                                                              Variance Due to
                                                                     Volume (1)  Rate (1)    Total
                                                                     ----------  --------   -------

(Dollars in thousands)
EARNING ASSETS
     Loans                                                             $ 2,631     $ (2)    $ 2,629
     Securities, taxable                                                   (56)     (11)        (67)
     Funds sold and other                                                  779       (5)        774
                                                                       -------     ----     -------
              Total interest income                                      3,354      (18)      3,336
                                                                       -------     ----     -------

INTEREST-BEARING LIABILITIES
     Interest-bearing deposits:
         Interest-bearing transaction accounts                             229      (27)        202
         Savings and market rate investments                                56       (8)         48
         Certificates and other time deposits                            1,093      (33)      1,060
                                                                       -------     ----     -------
              Total interest-bearing deposits                            1,378      (68)      1,310
     Other short-term borrowings                                           533       (1)        532
                                                                       -------     ----     -------
              Total interest expense                                     1,911      (69)      1,842
                                                                       -------     ----     -------

              Net interest income                                      $ 1,443     $ 51     $ 1,494
                                                                       =======     ====     =======

(1) Volume-rate changes have been allocated to each category based on the percentage of the total change.

                                                                          1997 Compared With 1996
                                                                              Variance Due to
                                                                     Volume (1)   Rate (1)   Total
                                                                     ----------   --------  -------

(Dollars in thousands)
EARNING ASSETS
     Loans                                                             $ 2,009     $ (16)   $ 1,993
     Securities, taxable                                                   159        (8)       151
     Funds sold and other                                                   24        10         34
                                                                       -------     -----    -------
              Total interest income                                      2,192       (14)     2,178
                                                                       -------     -----    -------

INTEREST-BEARING LIABILITIES
     Interest-bearing deposits:
         Interest-bearing transaction accounts                             363        (4)       359
         Savings and market rate investments                                73        --         73
         Certificates and other time deposits                              639        17        656
                                                                       -------     -----    -------
              Total interest-bearing deposits                            1,075        13      1,088
     Other short-term borrowings                                            --        19         19
                                                                       -------     -----    -------
              Total interest expense                                     1,075        32      1,107
                                                                       -------     -----    -------

              Net interest income                                      $ 1,117     $ (46)   $ 1,071
                                                                       =======     =====    =======


(1) Volume-rate changes have been allocated to each category based on the percentage of the total change.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME - CONTINUED

Interest Sensitivity. The Bank monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. The principal monitoring technique employed by the Bank is the measurement of the Bank's interest sensitivity "gap", which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

The following table sets forth the Bank's interest rate sensitivity at December 31, 1998.

INTEREST SENSITIVITY ANALYSIS

                                                      After One   After Three               Greater Than
                                            Within     Through     Through                    One Year
                                              One       Three       Twelve        Within       or Non-
                                             Month      Months      Months       One Year     sensitive     Total
                                            -------     ------     --------      --------     ---------    --------

(Dollars in thousands)
ASSETS
     Earning Assets
         Loans (1)                          $25,593     $2,706     $  7,976      $ 36,275      $33,702     $ 69,977
         Securities                              --      1,504           --         1,504        5,910        7,414
         Funds sold and other                24,505         --           --        24,505           --       24,505
                                            -------     ------     --------      --------      -------     --------
              Total earning assets           50,098      4,210        7,976        62,284       39,612      101,896
                                            -------     ------     --------      --------      -------     --------
LIABILITIES
     Interest-bearing liabilities
         Interest-bearing deposits
              Demand deposits                23,220         --           --        23,220           --       23,220
              Savings deposits                3,176         --           --         3,176           --        3,176
              Time deposits                   1,385      3,407       34,150        38,942        6,244       45,186
                                            -------     ------     --------      --------      -------     --------
              Total interest-bearing
                  deposits                   27,781      3,407       34,150        65,338        6,244       71,582
         Other short-term borrowings         13,250         --           --        13,250           --       13,250
                                            -------     ------     --------      --------      -------     --------
              Total interest-bearing
                  liabilities                41,031      3,407       34,150        78,588        6,244       84,832
                                            -------     ------     --------      --------      -------     --------
Period gap                                  $ 9,067     $  803     $(26,174)     $(16,304)     $33,368
                                            =======     ======     ========      ========      =======
Cumulative gap                              $ 9,067     $9,870     $(16,304)     $(16,304)     $17,064
                                            =======     ======     ========      ========      =======
Ratio of cumulative gap to total earning
     assets                                    8.90%      9.69%      (16.00)%      (16.00)%      16.75%

(1) Excludes nonaccrual loans

The above table reflects the balances of interest-earning assets and interest-bearing liabilities at the earlier of their repricing or maturity dates. Overnight federal funds are reflected at the earliest pricing interval due to the immediately available nature of the instruments. Securities purchased under agreements to resell are reflected at the maturity date of each agreement which ranges from seven to thirty days. Debt securities are reflected at each instrument's ultimate maturity date. Scheduled payment amounts of fixed rate amortizing loans are reflected at each scheduled payment date. Scheduled payment amounts of variable rate amortizing loans are reflected at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Interest-bearing liabilities with no contractual maturity, such as savings deposits and interest-bearing transaction accounts, are reflected in the earliest repricing period due to contractual arrangements which give the Bank the opportunity to vary the rates paid on those deposits within a thirty-day or shorter period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity date. Other short-term borrowings are reflected at the maturity date of each repurchase agreement which ranges from seven to thirty days.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME - CONTINUED

The Bank generally would benefit from increasing market rates of interest when it has an asset-sensitive gap position and generally would benefit from decreasing market rates of interest when it is liability-sensitive. The Bank is liability sensitive over the three month to twelve month time frame. However, the Bank's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Accordingly, management believes a liability-sensitive gap position is not as indicative of the Bank's true interest sensitivity as it would be for an organization which depends to a greater extent on purchased funds to support earning assets. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

General. The Bank has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. On a quarterly basis, the Bank's Board of Directors reviews and approves the appropriate level for the Bank's allowance for loan losses based upon management's recommendations, the results of the internal monitoring and reporting system, and an analysis of economic conditions in its market. The objective of management has been to fund the allowance for loan losses at approximately 1% of total loans outstanding until a history is established.

Additions to the allowance for loan losses, which are expensed as the provision for loan losses on the Bank's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Loan losses and recoveries are charged or credited directly to the allowance. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions.

The Bank's allowance for loan losses is based upon judgments and assumptions of risk elements in the portfolio, future economic conditions, and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquency, charge-offs, and general and economic conditions in the service area. The adequacy of the allowance for loan losses and the effectiveness of the Bank's monitoring and analysis system are also reviewed periodically by the banking regulators and the Bank's independent auditors.

Based on present information and an ongoing evaluation, management considers the allowance for loan losses to be adequate to meet presently known and inherent risks in the loan portfolio. Management's judgment about the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable but which may or may not be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. The Bank does not allocate the allowance for loan losses to specific categories of loans but evaluates the adequacy on an overall portfolio basis utilizing a risk grading system.

The following table sets forth certain information with respect to the Bank's allowance for loan losses and the composition of charge-offs and recoveries for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ALLOWANCE FOR LOAN LOSSES

                                                                           1998        1997        1996
                                                                          -------     -------     -------

(Dollars in thousands)
Total loans outstanding at end of period                                  $69,977     $35,777     $12,618
                                                                          =======     =======     =======

Average loans outstanding                                                 $51,173     $24,116     $ 3,481
                                                                          =======     =======     =======

Balance of allowance for loan losses at beginning of period               $   334     $   127     $    --
Loan losses:
         Commercial, financial and agricultural                                --          --          --
         Real estate - mortgage                                                --          --          --
         Consumer                                                              11           6          --
                                                                          -------     -------     -------
              Total loan losses                                                11           6          --
                                                                          -------     -------     -------
Recoveries of previous loan losses:
         Commercial, financial and agricultural                                --          --          --
         Real estate - mortgage                                                --          --          --
         Consumer                                                              --           4          --
                                                                          -------     -------     -------
              Total recoveries                                                 --           4          --
                                                                          -------     -------     -------
Net loan losses                                                                11           2          --
Provision for loan losses                                                     489         209         127
                                                                          -------     -------     -------
Balance of allowance for loan losses at end of period                     $   812     $   334     $   127
                                                                          =======     =======     =======

Allowance for loan losses to period end loans                                1.16%        .93%       1.00%
Net charge-offs to average loans                                              .02         .01          --


NONPERFORMING ASSETS

Nonperforming Assets. The following table sets forth the Bank's nonperforming assets for the dates indicated.

                                                                                            December 31,
(Dollars in thousands)                                                              1998        1997        1996
                                                                                   -------     -------     -------

Nonaccrual loans                                                                   $    --     $    --     $    --
Restructured or impaired loans                                                          --          --          --
                                                                                   -------     -------     -------
         Total nonperforming loans                                                      --          --          --
Other real estate owned                                                                 --          --          --
                                                                                   -------     -------     -------
         Total nonperforming assets                                                $    --     $    --     $    --
                                                                                   =======     =======     =======
Loans 90 days or more past due and still accruing interest                         $     2     $    --     $    --
Nonperforming assets to period end loans and foreclosed property                        --%         --%         --%

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from current earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual writedown or charge-off of the principal balance of the loan which would necessitate additional charges to earnings. For all periods presented, the additional interest income, which would have been recognized into earnings if the Bank's nonaccrual loans had been current in accordance with their original terms, is immaterial.

There were no nonperforming assets at December 31, 1998, 1997, or 1996.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NONPERFORMING ASSETS - CONTINUED

Potential Problem Loans. At December 31, 1998, the Bank had not identified any criticized or classified loans through its internal review mechanisms. The results of this internal review process are considered in determining management's assessment of the adequacy of the allowance for loan losses. However, the overall objective of the Bank has been to maintain the allowance for loan losses at approximately 1% of total loans to provide for potential problem loans.

NONINTEREST INCOME AND EXPENSE

Noninterest Income. The largest component of noninterest income is service charges on deposit accounts, which totaled $140,490 in 1998, a 69.7% increase over the 1997 amount of $82,774. The increase in service charges and other noninterest income was primarily attributable to an increase in the customer base due as a result of the growth allowed from the secondary stock offering in July, 1998.

The following table sets forth the principal components of noninterest income for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996.

                                                       1998    1997    1996
                                                       ----    ----    ----

(Dollars in thousands)
Service charges on deposit accounts                    $140    $ 83     $14
Securities gains (losses)                                --      (1)     --
Income from fiduciary activities                        112      32      --
Other                                                    78      32      12
                                                       ----    ----     ---
     Total noninterest income                          $330    $146     $26
                                                       ====    ====     ===


Noninterest Expense. Salaries and employee benefits increased $222,886, or 42.1%, to $751,744 in 1998 from $528,858 in 1997, primarily as a result of the hiring of employees to staff the new branch (which opened in January 1999) and to assist personnel at the main office with the continuing growth of the Bank. In addition, several employees were hired in 1998 to staff the mortgage loan department. The continued growth of the Bank also resulted in increases in net occupancy expense and other operating expenses. One of the primary factors for the increase in other operating expenses was due to an increase in data processing charges of approximately $78,000 from 1997 to 1998 that resulted from a new data processing agreement that became effective in May 1998. The Bank's efficiency ratio, which is noninterest expense as a percentage of the total of net interest income plus noninterest income, net of gains and losses on the sale of assets, was 53.34% in 1998 compared to 81.29% in 1997.

The following table sets forth the primary components of noninterest expense for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996.

                                                                          1998       1997      1996
                                                                         ------     ------    -------

(Dollars in thousands)
Salaries and employee benefits                                           $  752     $  529    $   348
Net occupancy expense                                                       304        279        166
Advertising and marketing expense                                            28         66        231
Office supplies, forms and stationery                                        89         58         86
Data processing                                                             135         58         38
Professional fees                                                            27         39         44
Telephone                                                                    61         39         28
Amortization of organizational costs                                         19         19         11
Other                                                                       327        204        139
                                                                         ------     ------    -------
     Total noninterest expense                                           $1,742     $1,291    $ 1,091
                                                                         ======     ======    =======
Efficiency ratio                                                          53.34%     81.29%    274.76%

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EARNING ASSETS

Loans. Loans are the largest category of earning assets and typically provide higher yields than the other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Loans averaged $51,173,369 in 1998 compared to $24,115,792 in 1997, an increase of $27,057,577, or 112.2%. At
December 31, 1998, total loans were $69,977,496 compared to $35,777,286 at December 31, 1997.

The increase in loans during 1998 was primarily due to the growth of the Bank during its third year of operations as well as the ability to fund more and larger loans as a result of the capital raised from the secondary stock offering. The following table sets forth the composition of the loan portfolio by category at the dates indicated and highlights the Bank's general emphasis on commercial and mortgage lending.

COMPOSITION OF LOAN PORTFOLIO

                                                                                         December 31,
                                                                               1998                        1997
                                                                      ----------------------      ----------------------
                                                                                    Percent                     Percent
(Dollars in thousands)                                                 Amount       of Total       Amount       of Total
                                                                      --------      --------      --------      --------

Commercial, financial and agricultural                                $ 27,055        38.66%      $ 16,728        46.76%
Real estate
     Construction                                                        1,298         1.86             --           --
     Mortgage-residential                                               13,919        19.89          6,014        16.81
     Mortgage-nonresidential                                            23,986        34.28         10,239        28.62
Consumer                                                                 3,709         5.30          2,678         7.48
Other                                                                       10          .01            118          .33
                                                                      --------       ------       --------       ------
     Total loans                                                        69,977       100.00%        35,777       100.00%
                                                                                     ======                      ======
Allowance for loan losses                                                  812                         334
                                                                      --------                    --------
     Net loans                                                        $ 69,165                    $ 35,443
                                                                      ========                    ========

The Bank's loan portfolio is comprised primarily of real estate mortgage loans. At December 31, 1998, real estate mortgage loans totaled $37,905,476 and represented 54.2% of the total loan portfolio, compared to $16,252,774, or 45.4%, at December 31, 1997.

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. It is common practice for financial institutions in the Bank's market area to obtain a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component.

Residential mortgage loans increased $7,905,145, or 131.4%, to $13,919,426 at December 31, 1998, from $6,014,281 at December 31, 1997. Residential real estate loans consist of first and second mortgages on single or multi-family residential dwellings. Nonresidential mortgage loans, which include commercial loans and other loans secured by multi-family properties and farmland, increased $13,747,654, or 134.3%, to $23,986,147 at December 31, 1998, from $10,238,493 at
December 31, 1997. This increase in real estate lending was attributable to the continued demand for residential and commercial real estate loans in the Rock Hill market and continued loan growth at the Bank. The Bank has been able to compete favorably for residential mortgage loans with other financial institutions by offering fixed rate products having three and five year call provisions.

Commercial, financial and agricultural loans increased $10,327,203, or 61.7%, to $27,054,936 at December 31, 1998, from $16,727,733 at December 31, 1997. This category of loans also includes discounted accounts receivable loans that totaled $6,120,884 at December 31, 1998, an increase of $2,913,638, or 90.1%, from December 31, 1997.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EARNING ASSETS - CONTINUED

Consumer loans increased $1,030,957, or 38.5%, to $3,708,911 at December 31, 1998, from $2,677,954 at December 31, 1998. The growth in consumer loans is primarily attributable to overall growth in the Bank's loan portfolio.

The Bank's loan portfolio reflects the diversity of its market. The Bank's home office is located in York County, South Carolina. The economy of Rock Hill contains elements of medium and light manufacturing, higher education, regional health care, and distribution facilities. Due to its proximity to a major interstate highway and Winthrop University, a state-supported university, management expects the area to remain stable with continued growth. The diversity of the economy creates opportunities for all types of lending. The Bank does not engage in foreign lending.

The repayment of loans in the loan portfolio as they mature is also a source of liquidity for the Bank. The following table sets forth the Bank's loans maturing within specified intervals at December 31, 1998.

LOAN MATURITY SCHEDULE AND SENSITIVITY TO CHANGES IN INTEREST RATES

                                                                           Over One Year
                                                               One Year       Through     Over Five
                                                                or Less        Five         Years         Total
                                                                -------       -------       ------       -------

(Dollars in thousands)
Commercial, financial and agricultural                          $17,778       $ 7,523       $1,754       $27,055
Real estate                                                      17,320        18,321        3,562        39,203
Consumer and other                                                1,177         2,542           --         3,719
Loans maturing after one year with:
     Fixed interest rates                                                                                $33,702
     Floating interest rates                                                                                  --
                                                                                                         -------
                                                                                                         $33,702
                                                                                                         =======


The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio shown in the above table.

Investment Securities. The investment securities portfolio is also a component of the Bank's total earning assets. Total securities averaged $6,123,501 in 1998, compared to $7,037,750 in 1997. At December 31, 1998, the total securities portfolio was $7,414,072. All securities were designated as available for sale and were recorded at their estimated fair market value. A number of U.S. Treasury securities matured in 1998 and those funds were invested in slightly higher-yielding U.S. Government agency securities.

The following table sets forth the book value of the securities held by the Bank at the dates indicated.

BOOK VALUE OF SECURITIES

                                                                                                     December 31,
                                                                                                   1998       1997
                                                                                                  -------    -------

(Dollars in thousands)
U.S. Treasury                                                                                     $ 1,504    $ 4,508
U.S. government agencies                                                                            5,910      2,501
                                                                                                  -------    -------
     Total securities                                                                             $ 7,414    $ 7,009
                                                                                                  =======    =======

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

EARNING ASSETS - CONTINUED

The following table sets forth the scheduled maturities and average yields of securities held at December 31, 1998.

INVESTMENT SECURITIES MATURITY DISTRIBUTION AND YIELDS

                                                            After One But      After Five But
                                         Within One          Within Five         Within Ten
                                            Year                Years               Years               Total
                                       ---------------     ---------------     ---------------     ---------------
                                       Amount    Yield     Amount    Yield     Amount    Yield     Amount    Yield
                                       ------    -----     ------    -----     ------    -----     ------    -----

(Dollars in thousands)
U.S. Treasury                          $1,504     6.37%    $   --       --%    $   --       --     $1,504     6.37%
U.S. government agencies                   --       --      4,910     5.65      1,000     6.40      5,910     5.78
                                       ------              ------              ------              ------
     Total                             $1,504     6.37%    $4,910     5.65%    $1,000     6.40%    $7,414     5.89%
                                       ======              ======              ======              ======

Other attributes of the securities portfolio, including yields and maturities, are discussed above in "---Net Interest Income--- Interest Sensitivity."

Short-Term Investments. Short-term investments, which consist primarily of federal funds sold and securities purchased under agreements to resell, averaged $19,282,856 in 1998, compared to $4,058,575 in 1997. At December 31, 1998, short-term investments totaled $24,505,000. These funds are an important source of the Bank's liquidity. Federal funds are generally invested in an earning capacity on an overnight basis. Securities purchased under agreements to resell are invested on a seven to thirty day period, depending on the terms of each agreement. The increase in short-term investments was partially attributable to an average federal funds sold balance of a $7,939,699 as a result of excess funds from the secondary stock offering.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

Average interest-bearing liabilities increased $36,029,275, or 124.6%, to $64,942,616 in 1998, from $28,913,341 in 1997. Average interest-bearing deposits increased $25,047,596, or 87.8%, to $53,581,047 in 1998, from $28,533,451 in
1997. These increases resulted from increases in most categories of interest-bearing liabilities, primarily as a result of the continued growth of the Bank.

Deposits. Average total deposits increased $27,535,731, or 88.1%, to $58,802,623 during 1998, from $31,266,892 during 1997. At December 31, 1998, total deposits were $77,739,725 compared to $45,280,870 a year earlier, an increase of 71.7%.

The following table sets forth the deposits of the Bank by category at the dates indicated.

DEPOSITS

                                                                       December 31,
                                                              1998                    1997
                                                      --------------------     -------------------
                                                                   Percent                 Percent
(Dollars in thousands)                                               of                      of
                                                      Amount      Deposits     Amount     Deposits
                                                      -------     --------     -------    --------

Demand deposit accounts                               $ 6,158        7.92%     $ 4,485       9.91%
NOW accounts                                            8,410       10.82        2,888       6.38
Money market accounts                                  14,810       19.05        9,995      22.07
Savings accounts                                        3,176        4.08        2,382       5.26
Time deposits less than $100,000                       27,062       34.81       17,244      38.08
Time deposits of $100,000 or over                      18,124       23.32        8,287      18.30
                                                      -------      ------      -------     ------
          Total deposits                              $77,740      100.00%     $45,281     100.00%
                                                      =======      ======      =======     ======

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for the Bank's loan portfolio and other earning assets. The Bank's core deposits increased $22,622,041 in 1998 due to the continued growth of the Bank.

Deposits, and particularly core deposits, have been the Bank's primary source of funding and have enabled the Bank to meet successfully both its short-term and long-term liquidity needs. Management anticipates that such deposits will continue to be the Bank's primary source of funding in the future. The Bank also purchases brokered deposits from time to time. At December 31, 1998, certificates of deposit included brokered deposits totaling $9,905,500. Six of these accounts had current balances of $100,000 or more and totaled $1,001,535 at December 31, 1998. All remaining accounts had balances of $99,000. The Bank's loan-to-deposit ratio was 90.0% at December 31, 1998, and 79.0% at the end of 1997; and the ratio averaged 87.4% during 1998. The maturity distribution of the Bank's time deposits over $100,000 at December 31, 1998, is set forth in the following table:

MATURITIES OF CERTIFICATES OF DEPOSIT OF $100,000 OR MORE

                                                              After Three    After Six
                                                     Within     Through       Through       After
                                                     Three        Six         Twelve        Twelve
                                                     Months      Months       Months        Months       Total
                                                    --------    --------     ---------     --------    ---------

(Dollars in thousands)
Certificates of deposit of $100,000 or more         $  1,507    $  2,958     $  12,309     $  1,350    $  18,124

Approximately 8.31% of the Bank's time deposits over $100,000 had scheduled maturities within three months, and 24.64% had maturities within six months. Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits.

Borrowed Funds. Borrowed funds consist primarily of short-term borrowings in the form of federal funds purchased from correspondent banks and securities sold under agreements to repurchase.

Average short-term borrowings were $11,361,569 in 1998, compared to $379,890 in 1997. At December 31, 1998, short-term borrowings were $13,250,000. The average balance in 1998 related solely to securities sold under agreements to repurchase with several customers. These agreements typically range from seven to fourteen days. Although management may from time to time use short-term borrowings as a secondary funding source, core deposits will continue to be the Bank's primary funding source.

CAPITAL

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. The Bank's Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL - CONTINUED

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

The Bank is required to maintain certain risk-based and leverage ratios. The Bank exceeded these regulatory capital ratios at December 31, 1998, 1997 and 1996 as set forth in the following table.

ANALYSIS OF CAPITAL AND CAPITAL RATIOS

                                                                                             December 31,
                                                                                   1998         1997         1996
                                                                                  -------      -------      -------

(Dollars in thousands)
Tier 1 capital                                                                    $15,532      $ 5,502      $ 5,183
Tier 2 capital                                                                        812          334          126
                                                                                  -------      -------      -------
     Total qualifying capital                                                     $16,344      $ 5,836      $ 5,309
                                                                                  =======      =======      =======

Risk-adjusted total assets (including off-balance sheet exposures)                $74,388      $37,651      $15,916
                                                                                  =======      =======      =======

Tier 1 risk-based capital ratio                                                     20.89%       14.47%       32.56%
Total risk-based capital ratio                                                      21.99        15.35        33.56
Tier 1 leverage ratio                                                               15.29        11.25        20.20


LIQUIDITY MANAGEMENT AND CAPITAL RESOURCES

Liquidity management involves monitoring the Bank's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a Bank to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Without proper liquidity management, the Bank would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves.

Liquidity management is made more complex because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control.

ACCOUNTING RULE CHANGES

In June 1998, the Financial Accounting Standards Board released Statement of Financial Accounting Standards (SFAS) 133,"Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair values. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Bank generally does not purchase derivative instruments or enter into hedging activities.

This statement is effective for fiscal years beginning after June 15, 1999.

IMPACT OF INFLATION

Unlike most industrial companies, the assets and liabilities of financial institutions such as the Bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the Bank's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INDUSTRY DEVELOPMENTS

In February 1998, the Supreme Court ruled that federal credit unions must limit their membership to employees of the companies that sponsor the credit union. Banking leaders throughout the country have argued that credit unions have an unfair competitive advantage because they do not pay income taxes and are not subject to the same level of regulatory oversight. The Supreme Court ruling applies only to federal credit unions. State-chartered credit unions were not directly affected by the ruling. The lower courts will determine whether current members who are not employed by the credit union sponsor will be forced to close their accounts. Management does not expect the ruling to have an immediate effect on the financial position or results of operations of the Bank.
The effects on future periods has not yet been determined.

From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. The Bank cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect the Bank.

THE MERGER OF BAILEY AND ANCHOR

In September 1998, Bailey executed a definitive agreement to merge with Anchor Financial Corporation (Anchor). Once the merger is completed, Bailey's share of ownership will transfer to Anchor. The stock offering reduced the ownership of outstanding common stock of the Bank for Bailey from 51% to 22.2%. Anchor has made a number of commitments to the Bank, which include not exercising or attempting to exercise influence over the Bank and not to acquire additional stock.

THE YEAR 2000

Issues. Some computers, software, and other equipment include programming codes in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of these systems could fail to operate or fail to produce correct results if A00" is interpreted to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches and are commonly referred to as the "Year 2000 Problem."

Assessment. The Year 2000 Problem could affect computers, software, and other equipment that the Bank uses. Accordingly, the Bank has completed its review of its internal computer programs and systems to determine whether they will be Year 2000 compliant. The Bank believes that its computer systems will be Year 2000 compliant in a timely manner. Because the primary hardware and software systems are presently certified by their vendors as Year 2000 compliant, the Bank has not incurred any significant costs to date relating to software modifications or new installations for the other systems. Most systems are made compliant through periodic software upgrades provided by the various vendors as part of the license agreements. However, while the Bank does not expect the cost of these efforts to be material to its financial position or any year's operating results, there can be no assurance to this effect.

Internal Infrastructure. The Bank utilizes an outsourced data processing system, Bailey Financial Corporation, for most of its accounting functions. The Bank's primary systems and those of Bailey, have been tested by proxy with the software provider, who has tested in environments with like software and hardware systems as the Bank. Banking regulators have approved this type of testing as a valid means of testing. The Bank has received confirmation of Bailey's testing results and the Bank believes that it has identified substantially all of the major computers, software applications, and related equipment used in connection with its internal operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption of its business. Management has completed upgrading and is in the process of testing the systems that it has determined are not prepared for the Year 2000. Management believes that the testing of its systems should be completed by March 31, 1999. Management has spent approximately $185,000 to get all of its systems Year 2000 compliant. This includes approximately $132,000 for the installation of a new on-line system at the main office and $53,000 as part of the cost of the installation of the systems in the Bank's new Ebenezer office. As of December 31, 1998, the installation of the new on-line system was complete at the main office and at the Ebenezer office. The Bank does not believe that any additional cost related to these efforts will be material to its business, financial condition, or operating results.

                             ROCK HILL BANK & TRUST

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE YEAR 2000 - CONTINUED

Systems Other Than Information Technology Systems. In addition to computers and related systems, the operation of the Bank's office and facilities equipment, such as fax machines, photocopiers, telephone switches, security systems, and other devices, may be affected by the Year 2000 Problem. The Bank has completed its assessment of the potential effect of, and the costs of remediating, the Year 2000 Problem on this equipment. The Bank estimates that its total cost of completing any required modifications, upgrades, or replacements of these internal systems will not have a material effect on its business, financial condition, or operating results.

Suppliers and Other Third Parties. The Bank has been gathering information from and has initiated communications with its suppliers and other third parties to identify and, to the extent possible, resolve issues involving the Year 2000 Problem. However, the Bank has limited or no control over the actions of its suppliers and others. Therefore, while the Bank expects that it will be able to resolve any significant Year 2000 Problem with its own system, it cannot guarantee that its suppliers or others will resolve any or all Year 2000 Problems with their systems before the occurrence of a material disruption to its business. Any failure of these suppliers or others to resolve the Year 2000 Problems with their systems in a timely manner could have a material adverse effect on the Bank's business, financial condition, or operating results.

Customers. The Bank believes that the largest Year 2000 Problem exposure to most banks is the preparedness of the customers of the banks. Management is addressing with its customers the possible consequences of not being prepared for Year 2000. Should large borrowers not sufficiently address this issue, the Bank may experience an increase in loan defaults. The amount of potential loss from this issue is not quantifiable. Management is attempting to reduce this exposure by educating its customers. The Bank has implemented a comprehensive Year 2000 credit review policy for all existing loans that exceed $100,000 as well as an underwriting policy for all new loan requests. At present, the Bank's review indicates that the Bank's exposure to credit risks associated with Year 2000 is considered to be low. The Bank's credit review procedures will continue to include these policies throughout 1999.

Most Likely Consequences of Year 2000 Problems. The Bank expects to identify and resolve all Year 2000 Problems that could materially adversely affect its business, financial condition, or operating results. However, the Bank believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting it have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, the Bank cannot accurately predict how many failures related to the Year 2000 Problem will occur with its suppliers, customers, or other third parties or the severity, duration, or financial consequences of such failures. As a result, the Bank expects that it could possibly suffer the following consequences:

         - A number of operational inconveniences and inefficiencies for the Bank, its service providers, or its customers that may divert the Bank's time and attention and financial and human resources from its ordinary business activities;

         - System malfunctions that may require significant efforts by the Bank or its service providers or customers to prevent or alleviate material business disruptions.

Contingency Plans. The Bank has developed contingency plans to be implemented as part of its efforts to identify and correct Year 2000 Problems affecting its internal systems. The Bank's Board of Directors approved the contingency plans on July 23, 1998. Depending on the systems affected, these plans include (a) accelerated replacement of affected equipment or software; (b) short term use of backup equipment and software; (c) increased work hours for the Bank's personnel or use of contract personnel to correct, on an accelerated schedule, any Year 2000 Problems which arise; and (d) other similar approaches. If the Bank is required to implement any of these contingency plans, these plans could have a material adverse effect on its business, financial condition, or operating results.

              [TOURVILLE, SIMPSON & HENDERSON, L.L.P. LETTERHEAD]






                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Rock Hill Bank & Trust
Rock Hill, South Carolina


We have audited the accompanying balance sheets of Rock Hill Bank & Trust as of December 31, 1998 and 1997 and the related statements of income, comprehensive income, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rock Hill Bank & Trust as of December 31, 1998 and 1997 and the results of their operations and cash flows for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 in conformity with generally accepted accounting principles.



/s/ Tourville, Simpson, & Henderson, L.L.P.

Tourville, Simpson, & Henderson, L.L.P.
Columbia, South Carolina
January 28, 1999

                             ROCK HILL BANK & TRUST
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                                       1998                1997
                                                                                   -------------        ------------

ASSETS
Cash and cash equivalents:
   Cash and due from banks                                                         $   3,491,891        $  3,755,824
   Federal funds sold and securities purchased
     under agreements to resell                                                       24,505,000           5,010,000
                                                                                   -------------        ------------
                                                                                      27,996,891           8,765,824

Securities available-for-sale                                                          7,414,072           7,009,461

Loans receivable                                                                      69,977,496          35,777,286
   Less allowance for loan losses                                                       (812,174)           (333,984)
                                                                                   -------------        ------------
      Loans, net                                                                      69,165,322          35,443,302

Premises and equipment, net                                                            1,252,001             385,004
Accrued interest receivable                                                              607,753             262,379
Other assets                                                                             625,682             458,289
                                                                                   -------------        ------------

            Total assets                                                           $ 107,061,721        $ 52,324,259
                                                                                   =============        ============

LIABILITIES
Deposits:
   Non-interest bearing transaction accounts                                       $   6,157,776        $  4,485,130
   Interest bearing transaction accounts                                              23,220,435          12,882,325
   Savings                                                                             3,175,902           2,382,206
   Time deposits $100,000 and over                                                    18,123,683           8,286,869
   Other time deposits                                                                27,061,929          17,244,340
                                                                                   -------------        ------------
                                                                                      77,739,725          45,280,870

Securities sold under agreements to repurchase                                        13,250,000           1,275,000
Accrued interest payable                                                                 316,981             217,568
Other liabilities                                                                        177,069              35,064
                                                                                   -------------        ------------
            Total liabilities                                                         91,483,775          46,808,502
                                                                                   -------------        ------------

STOCKHOLDERS' EQUITY
Common stock, $1.00 par value; 10,000,000 shares authorized,
   1,376,250 shares issued and outstanding                                             1,376,250                  --
Common stock, Class A, $1.00 par value; 588,000 shares
   authorized, 294,000 shares issued and outstanding                                          --             294,000
Common stock, Class B, $1.00 par value; 612,000 shares
   authorized, 306,000 shares issued and outstanding                                          --             306,000
Capital surplus                                                                       14,013,698           5,374,025
Retained earnings (deficit)                                                              180,077            (471,966)
Accumulated other comprehensive income                                                     7,921              13,698
                                                                                   -------------        ------------
            Total stockholders' equity                                                15,577,946           5,515,757
                                                                                   -------------        ------------

            Total liabilities and stockholders' equity                             $ 107,061,721        $ 52,324,259
                                                                                   =============        ============



The accompanying notes are an integral part of the financial statements.

                             ROCK HILL BANK & TRUST
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                FOR THE PERIOD MAY 20, 1996 TO DECEMBER 31, 1996

                                                                                    1998             1997              1996
                                                                                 ----------       ----------        ----------

INTEREST INCOME
   Loans, including fees                                                         $4,975,776       $2,347,311        $  354,123
   Investment securities, taxable                                                   371,516          438,192           286,870
   Federal funds sold and securities purchased
     under agreements to resell                                                     986,611          212,885           178,727
                                                                                 ----------       ----------        ----------
                                                                                  6,333,903        2,998,388           819,720
                                                                                 ----------       ----------        ----------
INTEREST EXPENSE
   Time deposits $100,000 and over                                                  709,218          304,180            95,334
   Other deposits                                                                 2,137,947        1,233,173           353,508
   Securities sold under agreements to repurchase                                   550,588           19,212                --
                                                                                 ----------       ----------        ----------
                                                                                  3,397,753        1,556,565           448,842
                                                                                 ----------       ----------        ----------

NET INTEREST INCOME                                                               2,936,150        1,441,823           370,878

Provision for loan losses                                                           489,176          209,475           126,500
                                                                                 ----------       ----------        ----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                               2,446,974        1,232,348           244,378
                                                                                 ----------       ----------        ----------

OTHER INCOME
   Service charges on deposit accounts                                              140,490           82,774            14,416
   Other service charges, commissions and fees                                       78,374           31,275            11,635
   Income from fiduciary activities                                                 111,604           32,404                --
   Gain (loss) on sales of securities available-for-sale                                 --             (474)               --
                                                                                 ----------       ----------        ----------
                                                                                    330,468          145,979            26,051
                                                                                 ----------       ----------        ----------
OTHER EXPENSE
   Salaries and employee benefits                                                   751,744          528,858           348,079
   Occupancy expense                                                                304,174          279,069           165,501
   Advertising and marketing expense                                                 28,032           65,829           230,617
   Other operating expense                                                          658,499          417,004           346,415
                                                                                 ----------       ----------        ----------
                                                                                  1,742,449        1,290,760         1,090,612
                                                                                 ----------       ----------        ----------

INCOME (LOSS) BEFORE INCOME TAXES                                                 1,034,993           87,567          (820,183)

Income tax expense (benefit)                                                        382,950           32,400          (293,050)
                                                                                 ----------       ----------        ----------

NET INCOME (LOSS)                                                                $  652,043       $   55,167        $ (527,133)
                                                                                 ==========       ==========        ==========

PER SHARE
   Average shares outstanding
   Net income (loss)                                                                930,103          600,000            600,000
                                                                                 $      .70       $      .09        $      (.88)





The accompanying notes are an integral part of the financial statements.

                             ROCK HILL BANK & TRUST
                       STATEMENTS OF COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                FOR THE PERIOD MAY 20, 1996 TO DECEMBER 31, 1996

                                                                           1998             1997            1996
                                                                         ---------        --------        ---------

NET INCOME                                                               $ 652,043        $ 55,167        $(527,133)

Other comprehensive income, net of tax:


  Unrealized gains (losses) on securities during the period                 (5,777)        (12,760)          26,757

  Less: reclassification adjustment for gains
    included in net income                                                      --            (299)              --
                                                                         ---------        --------        ---------

Other comprehensive income                                                  (5,777)        (13,059)          26,757
                                                                         ---------        --------        ---------

COMPREHENSIVE INCOME                                                     $ 646,266        $ 42,108        $(500,376)
                                                                         =========        ========        =========





The accompanying notes are an integral part of the financial statements.

                             ROCK HILL BANK & TRUST
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                FOR THE PERIOD MAY 20, 1996 TO DECEMBER 31, 1996


                                                         Common                                         Accumulated
                                                      Stock Amount                           Retained      Other
                                  Common       --------------------------      Capital       Earnings  Comprehensive
                                   Stock         Class A        Class B        Surplus       (Deficit)     Income       Total
                                -----------    -----------    -----------    ------------    ---------  ----------   -----------

Common stock issued             $        --    $   294,000    $   306,000    $  5,400,000    $     --   $       --   $ 6,000,000

Cost of common stock
  issuance                                                                        (25,975)                               (25,975)

Net income (loss)
  for the period                                                                             (527,133)                  (527,133)

Other comprehensive
  income                                                                                                    26,757        26,757
                                -----------    -----------    -----------    ------------    --------   ----------   -----------

BALANCE,
  DECEMBER 31, 1996                                294,000        306,000       5,374,025    (527,133)      26,757     5,473,649

Net income                                                                                     55,167                     55,167

Other comprehensive
  income                                                                                                   (13,059)      (13,059)
                                -----------    -----------    -----------    ------------    --------   ----------   -----------

BALANCE,
  DECEMBER 31, 1997                                294,000        306,000       5,374,025    (471,966)      13,698     5,515,757

Net income                                                                                    652,043                    652,043

Conversion of stock                 600,000       (294,000)      (306,000)

Proceeds from issuance of
   stock, net of direct costs       776,250                                     8,639,673                              9,415,923

Other comprehensive
  income                                                                                                    (5,777)       (5,777)
                                -----------    -----------    -----------    ------------    --------   ----------   -----------

BALANCE,
  DECEMBER 31, 1998             $ 1,376,250    $        --    $        --    $ 14,013,698    $180,077   $    7,921   $15,577,946
                                ===========    ===========    ===========    ============    ========   ==========   ===========





The accompanying notes are an integral part of the financial statements.

                             ROCK HILL BANK & TRUST
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND
                FOR THE PERIOD MAY 20, 1996 TO DECEMBER 31, 1996


                                                                            1998                1997                1996
                                                                        ------------        ------------        ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                    $    652,043        $     55,167        $   (527,133)
   Adjustments to reconcile net income (loss) to net
      cash provided (used) by operating activities
         Provision for loan losses                                           489,176             209,475             126,500
         Depreciation and amortization                                        90,968              73,411              40,320
         Accretion and premium amortization                                  (10,623)            (15,325)             (5,587)
         Amortization of net loan fees and costs                              36,925              19,858               3,908
         Amortization of organizational costs                                 19,033              19,033              11,103
         Deferred income tax provision (benefit)                             (14,074)             29,385            (290,035)
         Loss on securities available-for-sale                                    --                 474                  --
         Gain on disposal of premises and equipment                           (6,983)                 --                  --
         Increase in interest receivable                                    (345,374)            (55,019)           (207,360)
         Increase in interest payable                                         99,413             119,547              98,021
         (Increase) decrease in other assets                                 120,472              22,150            (150,015)
         Increase in other liabilities                                         9,574               6,816              20,203
                                                                        ------------        ------------        ------------
            Net cash provided (used) by operating activities               1,140,550             484,972            (880,075)
                                                                        ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available-for-sale                             (10,403,158)         (3,984,375)        (12,971,484)
  Maturities and calls securities available-for-sale                      10,000,000           4,500,000           2,994,829
  Proceeds from sales of securities available-for-sale                            --           2,493,750                  --
  Net increase in loans made to customers                                (34,248,121)        (23,180,894)        (12,622,149)
  Purchases of premises and equipment                                       (962,482)            (12,687)           (486,048)
  Proceeds from disposal of premises and equipment                            11,500                  --                  --
  Purchase of Community Financial Services stock                                  --             (99,910)                 --
  Purchase of Federal Home Loan Bank stock                                  (157,000)                 --                  --
                                                                        ------------        ------------        ------------
            Net cash used by investing activities                        (35,759,261)        (20,284,116)        (23,084,852)
                                                                        ------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase in demand deposits, interest
      bearing transaction accounts and savings accounts                   12,804,452           6,118,150          13,631,511
   Net increase in certificates of deposit
      and other time deposits                                             19,654,403          16,563,505           8,967,704
   Net increase in securities sold under agreements
      to repurchase                                                       11,975,000           1,275,000                  --
   Issuance of common stock, net of direct costs                           9,415,923                  --           5,974,025
                                                                        ------------        ------------        ------------
            Net cash provided by financing activities                     53,849,778          23,956,655          28,573,240
                                                                        ------------        ------------        ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                 19,231,067           4,157,511           4,608,313

CASH AND CASH EQUIVALENTS, BEGINNING                                       8,765,824           4,608,313                  --
                                                                        ------------        ------------        ------------

CASH AND CASH EQUIVALENTS, ENDING                                       $ 27,996,891        $  8,765,824        $  4,608,313
                                                                        ============        ============        ============





The accompanying notes are an integral part of the financial statements.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Rock Hill Bank & Trust (the Bank) was incorporated on May 15, 1996 and commenced business on May 20, 1996. The principal business activity of the Bank is to provide banking services to domestic markets, principally in York County, South Carolina. The Bank is a state chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation.

PRE-OPERATING EXPENSES AND ORGANIZATIONAL COSTS - The pre-operating expenses of $202,537 incurred through the date the Bank commenced operations are reflected in the accompanying statement of income for the period May 20, 1996 to December 31, 1996. Organizational costs incurred for attorney's fees, consultants and filing fees were capitalized and are being amortized over a five-year period. Such amount less accumulated amortization is included in other assets.

MANAGEMENT'S ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans, including valuation allowances for impaired loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

SECURITIES AVAILABLE-FOR-SALE - Securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in stockholders' equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

LOANS - Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned.

When serious doubt exists as to the collectibility of a loan or when a loan becomes 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

Impaired loans are measured based on the present value of discounted expected cash flows. When it is determined that a loan is impaired, a direct charge to bad debt expense is made for the difference between the net present value of expected future cash flows based on the contractual rate and discount rate and the Bank's recorded investment in the related loan. The corresponding entry is to a related valuation account. Interest is discontinued on impaired loans when management determines that a borrower may be unable to meet payments as they become due.

LOAN FEES AND COSTS - Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are being deferred and amortized to income over the contractual life of the related loans or commitments, adjusted for prepayments, using the level yield method. Net deferred fees and costs associated with the origination of home equity lines of credit are being amortized to income over the contractual life of the lending agreement using the straight-line method.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ALLOWANCE FOR LOAN LOSSES - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current and future economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for possible loan losses and recoveries of loans previously charged off are added to the allowance.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed by the straight-line method, based on the estimated useful lives for furniture and equipment of 5 to 10 years. Leasehold improvements are being amortized over 20 years. The cost of assets sold or otherwise disposed of, and the related allowance for depreciation is eliminated from the accounts and the resulting gains or losses are reflected in the income statement when incurred. Maintenance and repairs are charged to current expense. The costs of major renewals and improvements are capitalized.

COMMUNITY FINANCIAL SERVICES, INC. STOCK AND FEDERAL HOME LOAN BANK STOCK - Other assets include the Bank's investment in the stock of Community Financial Services, Inc. and Federal Home Loan Bank stock. These stocks are carried at cost because no quoted market value and no ready market exists. At December 31, 1998 and 1997, the investment in Community Financial Services, Inc. stock was $99,910. At December 31, 1998 and 1997, the investment in Federal Home Loan Bank stock was $157,000 and $0 respectively.

INCOME TAXES - Income taxes are the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of certain assets and liabilities which are principally the allowance for loan losses, and depreciable premises and equipment.

RETIREMENT PLAN - The Bank has a contributory 401(K) plan covering substantially all employees. Under the plan, participants are permitted to make discretionary contributions up to 15% of annual compensation. The Bank waived its option of matching employee contributions in 1998.

PER SHARE AMOUNTS - Income or loss per share is computed by dividing earnings by the weighted average number of shares outstanding during the year.

STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows in the financial statements, the Bank considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks, federal funds sold, and securities sold under agreements to repurchase. Generally, federal funds are sold for one day periods. Securities sold under agreements to repurchase mature from seven to fourteen days.

During 1998, 1997 and 1996, interest paid on deposits totaled $3,298,340, $1,437,018 and $350,821, respectively.

During 1998, income taxes paid totaled $261,200. There were no income tax payments in 1997 and 1996.

Changes in the valuation account of securities available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financial statements.

In June 1998, the Bank converted its Class A and Class B shares of common stock into one class of stock known as common stock. This was considered a noncash transaction for purposes of the statement of cash flows and is discussed in Note 9.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Bank to concentrations of credit risk consist principally of loans receivable, investment securities, federal funds sold and amounts due from banks. Management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions. Although the Bank's loan portfolio is diversified, a substantial portion of its borrower's ability to honor the terms of their loans is dependent on business and economic conditions in York County and surrounding areas. Management does not believe credit risk is associated with obligations of the United States, its agencies or corporations. The Bank places its deposits and correspondent accounts with and sells federal funds to high credit quality financial institutions. By policy, time deposits are limited to amounts insured by the FDIC. Management believes credit risk associated with these financial instruments is not significant.

NOTE 2 - ADOPTION OF ACCOUNTING PRINCIPLE

As of January 1, 1998, the Bank adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Prior periods have been reclassified to reflect the application of the provisions of SFAS 130. The following tables set forth the amounts of other comprehensive income included in equity along with the related tax effects for the years ended December 31, 1998 and 1997, and for the period May 20, 1996 to December 31, 1996.

                                                                          Pre-tax           (Expense)          Net of tax
                                                                           Amount            Benefit             Amount
                                                                       --------------     --------------     --------------

FOR THE YEAR ENDED DECEMBER 31, 1998:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                                          $       (9,170)    $        3,393     $       (5,777)
  Less: reclassification adjustment
    for gains realized in net income                                               --                 --                 --
                                                                       --------------     --------------     --------------
Net unrealized gains (losses) on securities                                    (9,170)             3,393             (5,777)
                                                                       --------------     --------------     --------------

Other comprehensive income                                             $       (9,170)    $        3,393     $       (5,777)
                                                                       ==============     ==============     ==============


                                                                          Pre-tax            (Expense)         Net of tax
                                                                           Amount             Benefit            Amount
                                                                       --------------     --------------     --------------

FOR THE YEAR ENDED DECEMBER 31, 1997:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                                          $      (20,254)    $        7,494     $      (12,760)
  Less: reclassification adjustment for
    gains realized in net income                                                 (474)               175               (299)
                                                                       --------------     --------------     --------------
Net unrealized gains (losses) on securities                                   (20,728)             7,669            (13,059)
                                                                       --------------     --------------     --------------

Other comprehensive income                                             $      (20,728)    $        7,669     $      (13,059)
                                                                       ==============     ==============     ==============


                                                                          Pre-tax            (Expense)         Net of tax
                                                                           Amount             Benefit            Amount
                                                                       --------------     --------------     --------------

FOR THE PERIOD MAY 20, 1996 TO DECEMBER 31, 1996:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                                          $       42,471     $      (15,714)    $       26,757
  Less: reclassification adjustment for
    gains realized in net income                                                   --                 --                 --
                                                                       --------------     --------------     --------------
Net unrealized gains (losses) on securities                                    42,471            (15,714)            26,757
                                                                       --------------     --------------     --------------

Other comprehensive income                                             $       42,471     $      (15,714)    $       26,757
                                                                       ==============     ==============     ==============

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - CASH AND DUE FROM BANKS

The Bank is required by regulation to maintain average reserve balances with the Federal Reserve Bank computed as a percentage of deposits. At December 31, 1998, the required cash reserve balance was approximately $50,000. These requirements were satisfied by vault cash.

NOTE 4 - INVESTMENT SECURITIES

The amortized cost and estimated fair values of securities available-for-sale at December 31, 1998 and 1997 were:

                                                                                     1998
                                                   ------------------------------------------------------------------------
                                                                            Gross             Gross             Estimated
                                                      Amortized          Unrealized         Unrealized             Fair
                                                        Cost                Gains             Losses               Value
                                                   --------------      --------------     --------------     --------------

U.S. Treasuries                                    $    1,498,568      $        5,807     $           --     $    1,504,375

U.S. Government agencies and corporations               5,902,931               6,766                 --          5,909,697
                                                   --------------      --------------     --------------     --------------

                                                   $    7,401,499      $       12,573     $           --     $    7,414,072
                                                   ==============      ==============     ==============     ==============


                                                                                     1997
                                                   ------------------------------------------------------------------------
                                                                            Gross             Gross             Estimated
                                                      Amortized          Unrealized         Unrealized             Fair
                                                        Cost                Gains             Losses               Value
                                                   --------------      --------------     --------------     --------------

U.S. Treasuries                                    $    4,487,893      $       20,388     $           --     $    4,508,281

U.S. Government agencies and corporations               2,499,825               1,667                312          2,501,180
                                                   --------------      --------------     --------------     --------------

                                                   $    6,987,718      $       22,055     $          312     $    7,009,461
                                                   ==============      ==============     ==============     ==============

Proceeds from sales of securities available-for-sale during 1997 were $2,493,750, resulting in gross realized gains and gross realized losses of $130 and $604, respectively. There were no sales of securities in 1998.

The following is a summary of maturities of securities available-for-sale as of December 31, 1998. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

                                                                                                                Estimated
                                                                                             Amortized            Fair
                                                                                               Cost               Value
                                                                                          --------------     --------------

Due within one year or less                                                               $    1,498,568     $    1,504,375
Due after one year but within five years                                                       4,902,931          4,909,697
Due after five years but within ten years                                                      1,000,000          1,000,000
                                                                                          --------------     --------------

                                                                                          $    7,401,499     $    7,414,072
                                                                                          ==============     ==============

At December 31, 1998, securities having an amortized cost of $3,848,546 and an estimated market value of $3,907,743 were pledged as collateral for securities sold under agreements to repurchase and for other purposes as required and permitted by law. There were no securities pledged as collateral to secure public or trust deposits at December 31, 1997.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - LOANS

Major classifications of loans receivable at December 31, 1998 and 1997 are summarized as follows:

                                                                                               1998               1997
                                                                                          --------------     --------------

Commercial                                                                                $   27,054,936     $   16,727,733
Real  estate                                                                                  39,203,476         16,252,774
Home equity                                                                                    1,699,601          1,549,616
Consumer & other                                                                               2,019,483          1,247,163
                                                                                          --------------     --------------

      Total gross loans                                                                   $   69,977,496     $   35,777,286
                                                                                          ==============     ==============

The Bank identifies impaired loans through its normal internal loan review process. Loans on the Bank's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due including accrued interest or the contractual interest rate for the period of delay are expected to be collected. At December 31, 1998, management has determined that no impairment of loans existed that would have a material effect on the Bank's financial statements.

Transactions in the allowance for loan losses for the year ended December 31, 1998, 1997, and for the period May 20, 1996 to December 31, 1996 are summarized below:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Balance, beginning of year                                             $      333,984     $      126,500     $           --
Provision charged to operations                                               489,176            209,475            126,500
Recoveries on loans previously charged off                                         66              3,722                 --
Loans charged off                                                             (11,052)            (5,713)                --
                                                                       --------------     --------------     --------------

Balance, end of year                                                   $      812,174     $      333,984     $      126,500
                                                                       ==============     ==============     ==============

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. A commitment involves, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of non-performance by the other party to the instrument is represented by the contractual notional amount of the instrument. Since certain commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank uses the same credit policies in making commitments to extend credit as it does for on-balance-sheet instruments. Letters of credit are conditional commitments issued to guarantee a customer's performance to a third party and have essentially the same credit risk as other lending facilities.

Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment and income-producing commercial properties.

The following table summarizes the Bank's off-balance-sheet financial instruments whose contract amounts represent credit risk as of December 31, 1998 and 1997:

                                                                                               1998               1997
                                                                                          --------------     --------------

Commitments to extend credit                                                              $   15,148,465     $   10,669,996

Management is not aware of any significant concentrations of loans to classes of borrowers or industries that would be affected similarly by economic conditions. Although the Bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on the economic conditions in York County and surrounding areas.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at December 31, 1998 and 1997:

                                                                                               1998               1997
                                                                                          --------------     --------------

Leasehold improvements                                                                    $       11,138     $       11,138
Furniture and equipment                                                                          725,250            487,440
Construction in progress                                                                         701,437                 --
                                                                                          --------------     --------------
                                                                                               1,437,825            498,578
Less, accumulated depreciation                                                                  (185,824)          (113,574)
                                                                                          --------------     --------------

Premises and equipment, net                                                               $    1,252,001     $      385,004
                                                                                          ==============     ==============


The Ebenezer office opened on January 7, 1999. No material commitments existed at December 31, 1998 to construct or purchase additional premises and equipment.

NOTE 7 - DEPOSITS

At December 31, 1998, the scheduled maturities of certificates of deposit were as follows:

                  1999                                                                    $   38,940,824
                  2000                                                                         5,792,035
                  2001                                                                           257,592
                  2002                                                                           195,161
                                                                                          --------------

                                                                                          $   45,185,612
                                                                                          ==============

At December 31, 1998 certificates of deposit included brokered deposits which total $9,905,500. Six of these accounts have current balances of $100,000 or more and totaled $1,001,535 at December 31, 1998. All remaining accounts have balances of $99,000. The scheduled maturities of these deposits are as follows:
1999 - $8,219,994, and 2000 - $1,685,506.

NOTE 8 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase at December 31, 1998 mature on a one to thirty day basis. Information concerning securities sold under agreements to repurchase at December 31, 1998 is summarized as follows:

 Average balance during the year                                                                  $  11,688,138
 Average interest rate during the year                                                                     4.94%
 Maximum month-end balance during the year                                                        $  13,550,900

Under the terms of the agreements, the Bank sells an interest in securities issued by the United States Treasury and Government Agencies, and the Bank agrees to repurchase the same securities the following business day. The securities sold under these agreements are the identical securities on the Bank's balance sheet captioned as securities purchased under agreements to resell. As of December 31, 1998, the amortized cost and market value of the securities held by the third-party for the underlying agreements were $13,250,000 and $13,514,233, respectively.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders of the Bank voted on April 16, 1998 to amend the Articles of Incorporation to eliminate the two classes of common stock known as Class A and Class B. A new class of common stock known simply as common stock was created and the number of authorized shares was increased to 10,000,000. Prior to this vote, Bailey Financial Corporation (Bailey) owned all of the Class B shares or 51% of the total outstanding common stock. On June 19, 1998, the change in classes of stock became effective. Bailey exchanged its Class B shares for common shares and terminated its right of first refusal agreements and its right to elect separate directors.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS' EQUITY - CONTINUED

On July 28, 1998, the Bank sold, through an underwritten public offering, 675,000 shares of its common stock at a public offering price of $13.25 per share. On August 3, 1998 an additional 101,250 common shares were sold, also at a public offering price of $13.25 per share, pursuant to an underwriter's over-allotment provision. The Bank temporarily invested the $9,415,923 net proceeds from the offering in federal funds sold to other institutions and investment securities. The Bank has also used the net proceeds to fund loan growth and to purchase and construct additional branch locations.

As a result of the secondary stock offering, Bailey's investment in the Bank decreased to 22.2% effective August 3, 1998. In September 1998, Bailey entered into a definitive agreement with Anchor Financial Corporation (Anchor) to merge. The proposed merger is expected to be voted on by the shareholders of Bailey and Anchor during the first quarter of 1999. Anchor will continue to own 22.2% of the Bank but has agreed not to exercise or attempt to exercise influence over the Bank and not to acquire additional stock.

NOTE 10 - OTHER OPERATING EXPENSES

Other operating expenses for the year ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996, are summarized below:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Professional fees                                                      $       27,481     $       39,364     $       43,817
Telephone                                                                      60,594             39,117             27,587
Office supplies, forms and stationery                                          89,476             57,613             86,116
Data processing                                                               135,443             57,501             38,275
Credit card expenses                                                           42,490             19,203              1,526
Postage and freight                                                            34,107             18,395              5,393
Other                                                                         268,908            185,811            143,701
                                                                       --------------     --------------     --------------

                                                                       $      658,499     $      417,004     $      346,415
                                                                       ==============     ==============     ==============

NOTE 11 - INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 is summarized as follows:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Currently payable
  Federal                                                              $      370,405     $           --     $           --
  State                                                                        29,581                 --                 --
                                                                       --------------     --------------     --------------
                                                                              399,986                 --                 --
                                                                       --------------     --------------     --------------

Deferred income taxes
  Federal                                                                     (20,984)            20,594           (240,534)
  State                                                                           555              4,100            (36,765)
                                                                       --------------     --------------     --------------
                                                                              (20,429)            24,694           (277,299)
                                                                       --------------     --------------     --------------

Income tax expense (benefit)                                           $      379,557     $       24,694     $     (277,299)
                                                                       ==============     ==============     ==============

Income tax expense (benefit) is allocated as follows:

  To continuing operations                                             $      382,950     $       32,400     $     (293,050)
  To stockholders' equity                                                      (3,393)            (7,706)            15,751
                                                                       --------------     --------------     --------------

                                                                       $      379,557     $       24,694     $     (277,299)
                                                                       ==============     ==============     ==============

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES - CONTINUED

Deferred income taxes result from timing differences in the recognition of certain items of income and expense for tax and financial reporting purposes. The principal sources of these differences and the related deferred tax effects for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 are as follows:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Accelerated depreciation                                               $       23,003     $       20,611     $        3,803
Provision for loan losses                                                    (194,164)           (51,378)           (18,344)
Amortization of organizational costs                                           11,788              7,057            (57,671)
Net operating loss carryforward                                               165,008             55,043           (220,051)
Loan fees and costs                                                           (21,783)                --                 --
Other, net                                                                      2,074              1,067               (787)
                                                                       --------------     --------------     --------------
  Deferred tax expense (benefit) attributable
    to continuing operations                                                  (14,074)            32,400           (293,050)
  Deferred tax expense (benefit) attributable
    to stockholders' equity                                                    (3,393)            (7,706)            15,751
                                                                       --------------     --------------     --------------

Deferred income taxes                                                  $      (17,467)    $       24,694     $     (277,299)
                                                                       ==============     ==============     ==============


The gross amounts of deferred tax assets and deferred tax liabilities as of December 31, 1998, 1997 and 1996 are as follows:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Deferred tax assets:
  Allowance for loan losses                                            $      263,886     $       69,722     $       18,344
  Net operating loss carryforward                                                  --            165,008            220,051
  Organization costs                                                           38,826             50,614             57,671
  Loans fees and costs                                                         19,429                 --                 --
  Other                                                                            --              2,074                787
                                                                       --------------     --------------     --------------

    Total deferred tax assets                                                 322,141            287,418            296,853
                                                                       --------------     --------------     --------------

Deferred tax liabilities:
  Accumulated depreciation                                                     47,417             24,414              3,803
  Available-for-sale securities                                                 4,652              8,045             15,751
  Loan fees and costs                                                              --              2,354                 --
                                                                       --------------     --------------     --------------

    Total deferred tax liabilities                                             52,069             34,813             19,554
                                                                       --------------     --------------     --------------

    Net deferred tax asset                                             $      270,072     $      252,605     $      277,299
                                                                       ==============     ==============     ==============

Deferred tax assets represent the future tax benefit of deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. Management has determined that it is more likely than not that the entire deferred tax asset at December 31, 1998 will be realized, and accordingly, has not established a valuation allowance.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES - CONTINUED

A reconciliation between the income tax expense and the amount computed by applying the federal statutory rate of 34% to income before income taxes for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 follows:

                                                                            1998               1997               1996
                                                                       --------------     --------------     --------------

Tax expense at statutory rate                                          $      351,898     $       29,773     $     (278,862)
State income tax, net of federal
  income tax benefit                                                           10,246              4,100            (36,765)
Other, net                                                                     20,806             (1,473)            22,577
                                                                       --------------     --------------     --------------
                                                                       $      382,950     $       32,400     $     (293,050)
                                                                       ==============     ==============     ==============

NOTE 12 - LEASES

The Bank leases its main office building under an operating lease from the Rock Hill Telephone Company (the lessor). (See also Note 13). Rental expense for the years ended December 31, 1998, 1997, and for the period May 20, 1996 to December 31, 1996 was $136,200, $136,200, and $86,405, respectively. The initial lease term expires on May 12, 2001. The Bank has three successive options to renew the lease for a period of five years each, at the then fair rental value of the property. There is no option to purchase the building at the end of the lease. Currently, the monthly rental payment is approximately $11,350. Future rental commitments for the years 2001 through 2003 are based on the assumption that at the end of the initial lease term, the lease will be renewed under the same terms as the initial lease.

The Bank also leases the land for the Ebenezer road branch location (which opened in January 1999) from a director. This lease which commenced on March 1, 1998, is for a term of twenty-five years and expires on February 28, 2023. The Bank has two successive options to renew the lease for a period of five years each, at a rental rate to be determined by both parties at that time. There is no option to purchase the land at the end of the lease. Currently, the monthly rental payment is $1,628. Rental expense for the years ended December 31, 1998 and 1997 was $18,276 and $5,000, respectively.

The estimated future minimum rental commitments under these noncancelable leases for the next five years as of December 31, 1998 are:

                      1999                                             $    157,404
                      2000                                                  157,404
                      2001                                                  157,404
                      2002                                                  157,404
                      2003                                                  157,404
                                                                       ------------

                                                                       $    787,020
                                                                       ============


NOTE 13 - RELATED PARTY TRANSACTIONS

Certain parties (principally certain directors and executive officers of the Bank, their immediate families and business interests) were loan customers of and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. As of December 31, 1998 and 1997 the Bank had related party loans totaling $95,341 and $51,222, respectively. During 1998, $161,522 of new loans were made to related parties and repayments totaled $117,403.

As discussed in Note 12, the Bank is leasing its main office building from Rock Hill Telephone Company (Telephone Company). In addition, the Telephone Company sold communications equipment and provided telephone services to the Bank. Certain directors of the Bank are also principal officers and controlling shareholders of the Telephone Company. The amount paid to the Telephone Company for equipment and services for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 was $184,002, $171,855 and
$120,075, respectively.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS - CONTINUED

As discussed in Note 12, the Bank is leasing the land on which the Ebenezer road branch is located from a director. The amount paid to this director under the operating lease was $18,276, and $5,000 for the years ended December 31, 1998 and 1997, respectively.

Data processing, trust data processing, and other various services for the Bank are being provided by M.S. Bailey & Son, Bankers, a subsidiary of Bailey. As discussed in Note 9, Bailey owned 22.2% of the Bank's common stock at December 31, 1998 and 51% of the common stock of the Bank at December 31, 1997 and 1996. The amount paid to M.S. Bailey & Son, Bankers for the years ended December 31, 1998, 1997 and for the period May 20, 1996 to December 31, 1996 for all services was $134,295, $52,016 and $22,421, respectively.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank may, from time to time, become a party to legal claims and disputes. At December 31, 1998, management and legal counsel are not aware of any pending or threatened litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.

NOTE 15 - RESTRICTION OF PAYMENT OF DIVIDENDS

South Carolina banking regulations restrict the amount of dividends that can be paid to stockholders. All of the Bank's dividends to stockholders are subject to the prior approval of the South Carolina Commissioner of Banking and are payable only from the retained earnings of the Bank.

NOTE 16 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common shareholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 1998, the most recent notification from the Bank's primary regulator categorized it as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 16 - REGULATORY MATTERS - CONTINUED

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 1998 and 1997.

                                                                                                         To Be Well
                                                                                                      Capitalized Under
                                                                              For Capital             Prompt Corrective
                                                  Actual                   Adequacy Purposes          Action Provisions
                                          ---------------------          --------------------       --------------------
                                             Amount       Ratio            Amount       Ratio         Amount       Ratio
                                          -----------     -----          -----------    -----       -----------    -----

DECEMBER 31, 1998
    Total capital
      (to risk weighted assets)           $16,344,122     21.99%         $ 5,947,324     8.0%       $ 7,434,155    10.0%
    Tier 1 capital
      (to risk weighted assets)            15,531,948     20.89            2,973,662     4.0          4,460,493     6.0
    Tier 1 capital
      (to average assets)                  15,531,948     15.29            4,063,534     4.0          5,079,418     5.0

DECEMBER 31, 1997
    Total capital
      (to risk weighted assets)           $ 5,836,043     14.47%         $ 3,012,096     8.0%       $ 3,765,120    10.0%
    Tier 1 capital
      (to risk weighted assets)             5,502,059     15.35            1,506,048     4.0          2,259,072     6.0
    Tier 1 capital
      (to average assets)                   5,502,059     11.25            1,932,640     4.0          2,415,800     5.0


NOTE 17 - UNUSED LINES OF CREDIT

As of December 31, 1998, the Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $2,750,000. These lines of credit are available on a one to fourteen day basis for general corporate purposes.

NOTE 18 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold and Securities Purchased Under Agreements to Resell - Federal funds sold and securities purchased under agreements to resell are for a term of one day and the carrying amount approximates the fair value.

Securities Available-for-Sale - The fair values equal the carrying amount which is the quoted market price. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Loans - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk and credit card receivables, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to the borrowers with similar credit ratings and for the same remaining maturities.

                             ROCK HILL BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

NOTE 18 - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

Securities Sold Under Agreements to Repurchase - The carrying amount is a reasonable estimate of fair value because these instruments typically have terms of one to fourteen days.

Accrued Interest Receivable and Payable - The carrying value of these instruments is a reasonable estimate of fair value.

Off-Balance Sheet Financial Instruments - The carrying amount for loan commitments which are off-balance sheet financial instruments, approximates the fair value since the obligations are typically based on current market rates.

The carrying values and estimated fair values of the Bank's financial instruments as of December 31, 1998 are as follows:

                                                                                                         1998
                                                                                          ---------------------------------
                                                                                             Carrying          Estimated
                                                                                              Amount           Fair Value
                                                                                          --------------     --------------

FINANCIAL ASSETS:
  Cash and due from banks                                                                 $    3,491,891     $    3,491,891
  Federal funds sold                                                                          24,505,000         24,505,000
  Securities available-for-sale                                                                7,414,072          7,414,072
  Loans                                                                                       69,977,496         70,081,454
  Allowance for loan losses                                                                     (812,174)          (812,174)
  Accrued interest receivable                                                                    607,753            607,753

FINANCIAL LIABILITIES:
  Demand deposit, interest-bearing transaction, and savings accounts                      $   32,554,113     $   32,554,113
  Certificates of deposit and other time deposits                                             45,185,612         45,475,428
  Accrued interest payable                                                                       316,981            316,981
  Securities sold under agreements to repurchase                                              13,250,000         13,250,000

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS:
  Commitments to extend credit                                                            $   15,148,465     $   15,148,465

NOTE 19 - THE YEAR 2000

The Bank has conducted a comprehensive review of its data processing systems to identify those systems that could be affected by the Year 2000 issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to represent the applicable year. Any of the software systems that have date-sensitive routines or hardware that has imbedded chips with date-sensitive algorithms may recognize a date as "00" as the year 1900 rather than 2000. This could result in a major system failure or errors and miscalculations in processing information. The Bank's general ledger, loan and deposit applications are all provided by a third-party processor (the "third-party"). The third party has provided the Bank with evidence of the successful testing of its systems. Management presently believes that the Year 2000 problem will not pose significant operational problems for the Bank. However, management cannot guarantee with any certainty the effect that the Year 2000 will ultimately have on the Bank or its operations.

                             ROCK HILL BANK & TRUST


                                 CORPORATE DATA


ANNUAL MEETING:

The Annual Meeting of Shareholders of Rock Hill Bank & Trust will be held at 5:30 p.m. on Thursday, April 15, 1999 at the Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina.

CORPORATE OFFICE:                                            GENERAL COUNSEL:

315 E. Main Street                                           Nelson Mullins Riley & Scarborough, L.L.P.
Rock Hill, South Carolina 29730                              First Union Plaza, Suite 1400
Phone (803) 324-2500                                         999 Peachtree Street, NE
Fax (803) 324-2599                                           Atlanta, Georgia, 30309

STOCK TRANSFER DEPARTMENT:                                   INDEPENDENT AUDITORS:

First Citizens Bank & Trust Company of SC                    Tourville, Simpson & Henderson, L.L.P.
P.O. Box 29                                                  P.O. Box 8567
Columbia, South Carolina 29202                               Columbia, S.C. 29202

STOCK INFORMATION:

The Common Stock of Rock Hill Bank & Trust is not listed on any exchange. However, the stock is traded on the over-the counter bulletin board and is quoted under the symbol "RHBT." Market makers of the Bank's stock include: Edgar
M. Norris & Co. Inc.; Trident Securities; Allen C. Ewing & Co.; William R. Hough & Co.; Hill, Thompson, Magid & Co.; and Monroe Securities. There were approximately 1100 shareholders of record on December 31, 1998.

FORM 10-K

The Bank will furnish upon request, free of charge, copies of the Annual Report and the Bank's Report to the Federal Deposit Insurance Corporation (Form 10-K) by contacting Patricia M. Stone, Chief Financial Officer, Rock Hill Bank & Trust, P.O. Box 12037, Rock Hill, South Carolina 29731.

This Annual Report serves as the ANNUAL FINANCIAL DISCLOSURE STATEMENT furnished pursuant to Part 350 of the Federal Deposit Insurance Corporations Rules and Regulations. THIS STATEMENT HAS NOT BEEN REVIEWED, OR CONFIRMED FOR ACCURACY OR RELEVANCE BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                             ROCK HILL BANK & TRUST
                              315 East Main Street
                         Rock Hill, South Carolina 29730


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Rock Hill Bank & Trust. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about our accomplishments in 1998 and look forward to discussing both our accomplishments and our plans with you.

         At the meeting, we will also ask you to approve the formation of a holding company for our bank. The formation of a holding company will not change the amount or percentage of stock you own or result in any change in the bank's management. It will, however, provide us with a great deal more flexibility through which we can grow and continue to serve your financial needs. We explain our reasons for the holding company formation in the enclosed proxy statement. We will also answer any questions you may have about the bank or the formation of a holding company at the annual meeting. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 15, 1999 at 5:30 p.m. at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina 29730, for the following purposes:

         1.       To elect three members to the Board of Directors;

         2. To consider a proposal to approve the bank's 1999 Stock Incentive Plan;

         3. To consider a proposal to approve the reorganization of the bank into a holding company structure; and

         4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the bank's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your bank by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                       By Order of the Board of Directors,



                                       J. A. Ferguson, Jr.
                                       President

March 19, 1999
Rock Hill, South Carolina

                             ROCK HILL BANK & TRUST
                              315 East Main Street
                         Rock Hill, South Carolina 29730


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 15, 1999

INTRODUCTION

         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Rock Hill Bank & Trust (the "Bank"). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The proxy statement also serves as the offering circular for the proposed new holding company, as it relates to the 1,376,250 shares of the holding company common stock to be issued to the shareholders of the Bank in exchange for their shares of Bank common stock. We encourage you to read this Proxy Statement/Offering Circular carefully.

         At the Annual Meeting, shareholders will be asked to approve the reorganization of the Bank into a holding company structure (the "Reorganization") in accordance with the Reorganization Agreement and Plan of Exchange dated as of March 12, 1999 (the "Reorganization Plan"), a copy of which is attached as Appendix A to this Proxy Statement/Offering Circular. The Reorganization Plan provides for a statutory share exchange between the shareholders of the Bank and RHBT Financial Corporation, a South Carolina corporation recently organized to serve as the holding company for the Bank (the "Holding Company"). At the effective date of the Reorganization, each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of the Holding Company (the "Share Exchange"). After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Holding Company in substantially the same manner and from the same offices as the Bank did before the Reorganization, and all current shareholders of the Bank will become shareholders of the Holding Company. See "The Proposed Reorganization."

         At the Annual Meeting, you also will vote on a proposed stock incentive plan and the election of Class I directors of the Bank for a three-year term. All of the existing Class I directors of the Bank have been nominated for reelection.

VOTING INFORMATION

         The Board set March 15, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,376,250 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint J. A. Ferguson, Jr. and Elvin
F. Walker as your representatives at the meeting. Mr. Ferguson and Mr. Walker will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Ferguson and Mr. Walker will vote your proxy for approval of the Reorganization, for the election to the Board of Directors of all nominees listed below under "Election Of Directors," and for approval of the 1999 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Ferguson and Mr. Walker will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 19, 1999.

                        --------------------------------
      The date of this Proxy Statement/Offering Circular is March 19, 1999.

                           RHBT FINANCIAL CORPORATION
                                OFFERING CIRCULAR
                           --------------------------

                                 PROXY STATEMENT
                                       for
                        ANNUAL MEETING OF SHAREHOLDERS OF
                             ROCK HILL BANK & TRUST
                            TO BE HELD APRIL 15, 1999

                                TABLE OF CONTENTS

===============================================================================================================

                                                                                                           Page
                                                                                                           ----

SUMMARY......................................................................................................1

THE PROPOSED REORGANIZATION..................................................................................2

RIGHTS OF DISSENTING SHAREHOLDERS............................................................................7

FEDERAL INCOME TAX CONSEQUENCES..............................................................................9

DIVIDENDS....................................................................................................9

PRO FORMA CONDENSED FINANCIAL INFORMATION...................................................................10

STOCK INCENTIVE PLAN........................................................................................11

MANAGEMENT; ELECTION OF DIRECTORS...........................................................................14

PRINCIPAL SHAREHOLDERS OF THE BANK..........................................................................19

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934........................................21

RESTRICTIONS ON TRANSFER OF STOCK
         RECEIVED BY CERTAIN INDIVIDUALS....................................................................21

FINANCIAL STATEMENTS; REPORT ON FORM 10-KSB.................................................................22

STOCK INFORMATION ..........................................................................................22

LEGAL MATTERS...............................................................................................22

INDEPENDENT PUBLIC ACCOUNTANTS..............................................................................22

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS...........................................23

AVAILABLE INFORMATION.......................................................................................23

OTHER MATTERS...............................................................................................23

         APPENDIX A: Reorganization Agreement and Plan of Exchange APPENDIX B: South Carolina Dissenters Rights Statute

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/ OFFERING CIRCULAR, IN CONNECTION WITH THE OFFERS MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROXY STATEMENT/OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/OFFERING CIRCULAR, NOR ANY OFFER, SOLICITATION OR DISTRIBUTION MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC. THESE SECURITIES ARE NOT GUARANTEED BY THE BANK OR BY THE HOLDING COMPANY AND MAY LOSE VALUE.

                                     SUMMARY

            This summary highlights information contained elsewhere in this Proxy Statement/Offering Circular. Because it is a summary, it may not contain all of the information about the Annual Meeting that is important to you. We encourage you to read the entire Proxy Statement/Offering Circular carefully.

ANNUAL MEETING

         Date, Time, and Place. The Annual Meeting will be held on April 15, 1999, commencing at 5:30 p.m. Eastern standard time at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina, 29730.

         Purpose. At the Annual Meeting, the shareholders will be asked to approve the Reorganization pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company. Shareholders will also vote on a proposed stock incentive plan and will vote to elect Class I directors of the Bank for a three-year term and until their successors are elected and qualified.

         Vote Required, Record Date, and Voting Rights. Approval of the Reorganization will require the affirmative vote of the holders of at least two-thirds of the Bank's outstanding stock. The Board of Directors of the Bank has fixed March 15, 1999 as the record date ("Record Date") for the determination of holders of Bank stock entitled to receive notice of and vote at the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 1,376,250 shares of Bank common stock entitled to vote at the Annual Meeting and there were 1,075 shareholders of record. Holders of Bank common stock are entitled to one vote for each share held of record upon each matter properly submitted at the Annual Meeting.

         The members of the Bank's Board of Directors believe that the Reorganization is in the Bank's shareholders' best interest because the Holding Company will have greater business and investment flexibility than the Bank. For example, the Holding Company can redeem its own shares, issue shares, and borrow money without regulatory approval, engage through non-bank subsidiaries in certain banking-related activities, and acquire other banks and thrifts. See "The Proposed Reorganization - Reasons for the Reorganization."

         The Bank's Board of Directors has unanimously approved the Reorganization and recommends that the shareholders vote in favor of approval. The Bank's directors and executive officers beneficially owned 11.9% of the Bank's outstanding common shares as of the Record Date, and they have indicated that they will vote their shares in favor of the Reorganization. If they vote in favor of the Reorganization, only 62.2% of the remaining shareholders need to vote in favor of the Reorganization to approve the plan.

RIGHTS OF DISSENTING SHAREHOLDERS

         If the Reorganization is consummated, shareholders who dissent will be entitled, upon compliance with the provisions of Chapter 13 of Title 33 of the Code of Laws of South Carolina (the "South Carolina Dissenters Rights Statute") to receive the value of their shares in cash. Any Bank shareholder intending to assert dissenters' rights may not vote in favor of the Reorganization and must file a written notice of intent to demand payment for his shares with the corporate secretary of the Bank before the vote is taken at the Annual Meeting. A vote against approval of the Reorganization will not, in and of itself, satisfy the requirements of the South Carolina Dissenters Rights Statute. See "Right of Dissenting Shareholders" and Appendix B.

EFFECT OF REORGANIZATION ON THE BANK'S SHAREHOLDERS

         If the Reorganization is consummated, the Bank's shareholders' common stock will be exchanged for shares of common stock of the Holding Company. Shareholders should consider carefully the differences in their rights as shareholders of the Bank and their rights as shareholders of the Holding Company. For instance, unlike the Bank, the Holding Company's Board of Directors may authorize the issuance of capital stock without the approval of the South Carolina Bank Board, and such stock may be issued for property or services as well as for cash. Although the Holding Company has no current plans to do so, unlike the Bank, the Holding Company is permitted to borrow from third party institutions and pledge all of the Bank's stock as collateral. If the Holding

Company were to borrow such funds, pledge the Bank stock, and default on the loan, the Holding Company could forfeit the Bank stock. Except as otherwise described in this Proxy Statement/Offering Circular, Holding Company shareholders will have rights generally comparable to their present rights as shareholders of the Bank. See "The Proposed Reorganization - Effect of Reorganization on the Bank's Shareholders." Also see "Restrictions On Transfer Of Stock Received By Certain Individuals" for a description of resale restrictions applicable to certain holders of Holding Company stock under the Securities Act of 1933 (the "Securities Act").

REGULATORY APPROVALS

         Before the proposed Reorganization is consummated, the Bank and the Holding Company must notify the South Carolina Bank Board and the Board of Governors of the Federal Reserve System ("Federal Reserve"). If the Reorganization meets certain criteria established by the Federal Reserve (which the Bank believes it will meet), the Reorganization can be consummated 30 days after the Federal Reserve receives this notice. We intend to file notice applications with each of these regulatory authorities in the near future.

TAX CONSEQUENCES AND ACCOUNTING TREATMENT

         Under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss will be recognized for federal income tax purposes by the Bank, the Holding Company, or the Bank's shareholders who receive solely stock of the Holding Company in connection with the proposed Share Exchange. No ruling to that effect will be requested from the Internal Revenue Service. Cash received by shareholders who exercise their dissenters' rights will be treated as amounts distributed in redemption of their shares and will be taxable under the provisions of Section 302 of the Code as either ordinary income or capital gain or loss, depending upon the circumstances of the individual shareholder. See "Federal Income Tax Consequences." The Holding Company intends to account for the Reorganization under the "pooling of interests" method of accounting.


                           THE PROPOSED REORGANIZATION

REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE

         The description of the Reorganization set forth in this section does not purport to be complete and it is qualified in its entirety by reference to the Reorganization Agreement and Plan of Exchange which is attached hereto as Appendix A.

DESCRIPTION OF THE REORGANIZATION

         The Holding Company is a corporation organized under the laws of the State of South Carolina. If the Bank's shareholders approve the Reorganization, the Bank's holding company reorganization will be accomplished pursuant to a statutory share exchange between the Bank and the Holding Company. The share exchange will be effective and the Reorganization will be consummated as of the date specified in the certificate of share exchange issued by the South Carolina Secretary of State's office.

         At the effective date of the Reorganization, each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of the Holding Company. After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Holding Company in substantially the same manner and from the same offices as the Bank did before the Reorganization, and all current shareholders of the Bank will become shareholders of the Holding Company. The articles of incorporation, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Reorganization. The Reorganization will be accounted for as a pooling of interests.

         The Holding Company was recently organized at the direction of the management of the Bank to accomplish the Reorganization. The Bank's directors are also the directors of the Holding Company, and the sole shareholder of the Holding Company is J. A Ferguson, Jr.. In connection with the Reorganization, the Holding

Company will redeem Mr. Ferguson's stock in the Holding Company for the same consideration paid by him for such stock.

REASONS FOR THE REORGANIZATION

         We believe the Reorganization is in the best interest of the Bank's shareholders because the Holding Company will have greater business and investment flexibility than the Bank in several areas. There are three primary benefits from the Reorganization.

         First, the Bank can raise capital only by selling unissued shares of its stock or by issuing certain debt instruments, such as subordinated notes. It must obtain regulatory approval to sell those shares or subordinated notes, and sales of stock would dilute shareholders' ownership. The Holding Company, on the other hand, can borrow funds to make capital contributions to the Bank. The Bank can repay such loans with dividends paid from the Bank to the Holding Company, and the Holding Company can eliminate the dividends in computing its taxable income if it and the Bank file a consolidated tax return. Of course, use of Bank dividends to repay these loans would reduce the amount of dividends available to be used for other purposes, such as funds for the Holding Company to distribute as dividends to its shareholders. If the Holding Company prefers to raise money by issuing stock, it can do so without regulatory approval, subject to federal and state securities law requirements. The Holding Company has no current plans to raise additional capital or to borrow funds to make capital contributions to the Bank.

         Second, except in certain unusual circumstances, the Bank is not permitted to purchase its own stock or to lend money secured by its own stock. The Holding Company may, within limits, redeem its own stock, and the Bank, as the Holding Company's subsidiary, may, within limits, make loans secured by Holding Company stock.

         In addition to the benefits discussed above, the Reorganization and the resulting corporate structure will impose certain additional costs and burdens relating to the Holding Company, including: (i) direct costs of the Reorganization, such as legal fees, accounting fees and printing costs, (ii) additional administrative burdens of operating the holding company, such as management time and expenses, (iii) regulation by the Federal Reserve at the Holding Company level, and (iv) Securities Act registration with and Exchange Act reporting to the Securities and Exchange Commission rather than to the FDIC.

         In summary, we believe that the greater business and investment capabilities of the Holding Company will enable the Bank to compete more effectively with other financial institutions and will help place the Bank in a better position for future growth. We also believe that these advantages to the Reorganization outweigh the costs of the Reorganization and the additional regulatory and administrative burdens associated with the Holding Company.

CONDITIONS TO THE REORGANIZATION

         The Reorganization has been unanimously approved by the Boards of Directors of the Bank and the Holding Company. Consummation of the Reorganization is conditioned upon approval by holders of two-thirds of the outstanding shares of the Bank, and upon the receipt of any required approvals from regulatory agencies, including the South Carolina Bank Board and the Federal Reserve.

TERMINATION

         The Reorganization Plan may be terminated at any time before the Effective Date if:

                  (1) the number of shares of common stock of the Bank voted against the Reorganization shall make consummation of the Reorganization unwise in the opinion of the Bank's Board of Directors;

                  (2) any claim relating to the Reorganization has been instituted or threatened before any court or administrative body; or

                  (3) the Bank's Board of Directors subsequently determines that the Reorganization is inadvisable.

SURRENDER OF CERTIFICATES

         Upon consummation of the Reorganization on the Effective Date, the Bank's shareholders will be furnished instructions for surrendering their present stock certificates and for replacing any lost, stolen or destroyed certificates. As of the Effective Date, each certificate representing common stock of the Bank will be deemed to evidence the right to receive Holding Company stock as provided by the Reorganization Plan. However, under the terms of the Reorganization Plan, shareholders who do not surrender their Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such shareholders would otherwise receive will be held, without interest, for their accounts until surrender of their Bank stock certificates.

SHAREHOLDER APPROVAL

         The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Bank's common stock entitled to vote at the Annual Meeting is required for approval of the Reorganization Plan. On the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Bank consisted of 1,376,250 shares of common stock, with the registered holders thereof being entitled to one vote per share.

EFFECT OF REORGANIZATION ON THE BANK'S SHAREHOLDERS

         Generally. If the Reorganization is consummated, the Bank's shareholders will become holders of the same number of shares of Holding Company common stock as the number of shares of Bank common stock they held prior to the Reorganization, and their respective percentage ownership interest in the Holding Company will be identical to their respective percentage ownership interest in the Bank (except to the extent that such ownership interest may be increased by the retirement of shares from Bank shareholders who exercise their statutory right to dissent). After the Reorganization, the rights and privileges of former Bank shareholders will be governed by the provisions of the South Carolina Business Corporation Act rather than the provisions of Title 34 of the Code of Laws of South Carolina (the "South Carolina Bank Act"). Shareholders should carefully consider the differences between their rights as shareholders of the Holding Company and their rights as shareholders of the Bank. The principal differences are described below.

         Issuance of Additional Capital Stock. The South Carolina Bank Act provides that the issuance of stock by the Bank is subject to approval by the South Carolina Bank Board, and that Bank stock, except for certain limited exceptions, may be issued only for cash consideration. On the other hand, stock issuances by the Holding Company will not be subject to such regulatory approval and stock may be issued by the Holding Company for cash, other property, or services.

         Limitation of Liability. The Holding Company's Bylaws provide or allow for indemnification of directors, officers and employees. The current Bylaws of the Bank also contain a similar provision, although it is unclear whether such provision would be enforceable under all circumstances, especially in the context of an enforcement action by the FDIC. As a result, the limits on liability available to the Holding Company's directors, officers and employees may be more favorable to the Holding Company's directors, officers and employees than the similar provisions available to the Bank's directors, officers and employees.

         Restrictions on Resale of Holding Company Stock. Persons who are "affiliates" of the Bank at the time that the Reorganization Plan is submitted to the Bank's shareholders for approval and persons who are or become "affiliates" of the Holding Company will be subject to restrictions on the resale of their shares of Holding Company common stock under the Securities Act. In contrast, affiliates of the Bank are not subject to those resale restrictions under the Securities Act because stock of a bank is exempt from the registration provisions of the Securities Act pursuant to Section 3(a)(2) thereof. See "Restrictions On Transfer Of Stock Received By Certain Individuals."

REGULATION OF THE HOLDING COMPANY

         Because it will own the outstanding capital stock of the Bank, the Holding Company will be a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956 (the "BHCA") and The South Carolina Bank Holding Company Act (the "South Carolina Act"). The activities of the Holding Company will also be governed by the Glass-Steagall Act of 1933 (the "Glass-Steagall Act").

         The BHCA. Under the BHCA, the Holding Company will be subject to periodic examination by the Federal Reserve and will be required to file periodic reports of its operations and such additional information as the Federal Reserve may require. The Holding Company's and the Bank's activities are limited to banking, managing, or controlling banks; furnishing services to or performing services for its subsidiaries; and engaging in other activities that the Federal Reserve determines to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto.

         Investments, Control, and Activities. With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring substantially all the assets of any bank,
(ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares), or (iii) merging or consolidating with another bank holding company.

         In addition, and subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as the Holding Company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the Holding Company has registered securities under Section 12 of the Exchange Act (which the Holding Company will be required to do with respect to the Common Stock) or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

         Under the BHCA, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities, unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial adviser, owning savings associations, and making investments in certain corporations or projects designed primarily to promote community welfare.

         The Federal Reserve Board will impose certain capital requirements on the Holding Company under the BHCA, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. Subject to its capital requirements and certain other restrictions, the Holding Company will be able to borrow money to make a capital contribution to the Bank, and such loans may be repaid from dividends paid from the Bank to the Holding Company (although the ability of the Bank to pay dividends will be subject to regulatory restrictions). The Holding Company will also be able to raise capital for contribution to the Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws. Unlike the Bank, the Holding Company may, subject to certain limitations, repurchase its own stock.

         Source of Strength; Cross-Guarantee. In accordance with Federal Reserve Board policy, the Holding Company is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances in which the Holding Company might not otherwise do so. Under the BHCA, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition. The Bank may be required to indemnify, or cross-guarantee, the FDIC against losses it incurs with respect to any other bank controlled by the Company, which in effect makes the Company's equity investments in healthy bank subsidiaries available to the FDIC to assist any failing or failed bank subsidiary of the Company.

         Glass-Steagall Act. The Holding Company will also be restricted in its activities by the provisions of the Glass-Steagall Act, which will prohibit the Holding Company from owning subsidiaries that are engaged principally in the issue, flotation, underwriting, public sale, or distribution of securities. The interpretation, scope, and application of the provisions of the Glass-Steagall Act currently are being considered and reviewed by regulators and legislators, and the interpretation and application of those provisions have been challenged in the federal courts.

         South Carolina Act. As a bank holding company registered under the South Carolina Act, the Holding Company is subject to regulation by the South Carolina Bank Board. Consequently, the Holding Company must receive the approval of the South Carolina Bank Board prior to engaging in the acquisition of banking or nonbanking institutions or assets. The Holding Company must also file with the South Carolina Bank Board periodic reports with respect to its financial condition and operations, management, and intercompany relationships between the Holding Company and its subsidiaries.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         If the Reorganization is consummated, shareholders who dissent will be entitled, upon compliance with the South Carolina Dissenters Rights Statute (Chapter 13 of Title 33 of the Code of Laws of South Carolina) to receive the value of their shares in cash. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights under the South Carolina Dissenters Rights Statute, a copy of which is set forth in Appendix B. The provisions for exercising dissenters' rights are complex and must be complied with precisely. Any shareholder of the Bank intending to dissent from the proposed Reorganization should consult carefully the text of Appendix B and is also advised to consult legal counsel.

         Any shareholder of the Bank entitled to vote on the Reorganization has the right to dissent from the Reorganization and receive payment of the fair value of his shares of the Bank common stock upon compliance with the South Carolina Dissenters Rights Statute. A shareholder may not dissent as to less than all of the shares that he beneficially owns, regardless of the number of accounts maintained for the benefit of such shareholder. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his behalf must notify the Bank in writing of the names and addresses of the record holders of the shares, if known to him.

         Any Bank shareholder intending to assert dissenters' rights may not vote in favor of the Reorganization and must file a written notice of intent to demand payment for his shares (the "Objection Notice") with the corporate secretary of the Bank before the vote is taken at the Annual Meeting. Objection notices should be forwarded to the following address: Patricia M. Stone, Rock Hill Bank & Trust, 315 East Main Street, Rock Hill, South Carolina 29730. The Objection Notice must state that the shareholder intends to demand payment for his shares of the Bank common stock if the Reorganization is effected. A vote against approval of the Reorganization will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 33-13-210 of the South Carolina Dissenters Rights Statute. A Bank shareholder who returns a signed and otherwise unmarked proxy card will be deemed to have voted in favor of the Reorganization and will not be entitled to dissent, even if the shareholder has filed an Objection Notice. If the Reorganization is approved by the Bank's shareholders at the Annual Meeting, each shareholder who has properly filed an Objection Notice will be notified by the Bank of such approval within 10 days after the Annual Meeting (the "Dissenters' Notice"). The Dissenters' Notice will
(i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and (b) deposit their Bank common stock certificates (the "Certificates"); (ii) inform holders of uncertificated shares of the Bank common stock of the extent of any restrictions on the transferability of such shares;
(iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Reorganization; (iv) set a date by which (x) the Bank must receive the Payment Demand, which may not be fewer than 30 or more than 60 days after the date the Dissenters' Notice is delivered and (y) the Certificates must be deposited as instructed in the Dissenters' Notice, which may not be earlier than 20 days after the date the Payment Demand is received by the Bank; and (v) be accompanied by a copy of the South Carolina Dissenters Rights Statute. Within the time prescribed in the Dissenters' Notice, a shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares of the Bank common stock before the date of this Proxy Statement/Offering Circular (which is the date of the first announcement to the Bank's shareholders of the terms of the Reorganization) and deposit his Certificates in accordance with the terms of the Dissenter's Notice. Upon filing the Payment Demand and depositing the Certificates, the shareholder will retain all other rights of a shareholder until these rights are canceled or modified by the consummation of the Reorganization. Failure to comply substantially with these procedures will cause the shareholder to lose his dissenters' rights to payment for the shares. Consequently, any Bank shareholder who desires to exercise his rights to payment for his shares is urged to consult legal counsel before attempting to exercise such rights.

         As soon as the Reorganization is consummated, or upon receipt of a Payment Demand, the Company shall, pursuant to Section 33-13-250 of the South Carolina Dissenters Rights Statute, pay to each dissenting shareholder who has substantially complied with the requirements of the South Carolina Dissenters Rights Statute the amount that the Holding Company estimates to be the fair value of the shares of the Bank common stock plus accrued interest. Section 33-13-250 of the South Carolina Dissenters Rights Statute requires that payment be accompanied by (i) certain of the Bank's financial statements, (ii) a statement of the Holding Company's estimate of the fair value of the shares and an explanation of how the Holding Company's estimate of the fair value and the interest were calculated, (iii) notification of rights to demand additional payment, and (iv) a copy of the South Carolina Dissenters Rights Statute. As authorized by Section 33-13-270, the Holding Company may delay any payments with respect to any shares held by a dissenting shareholder which were not held by such shareholder on the date of this Proxy Statement/Offering Circular of the terms of the Reorganization, unless the beneficial ownership devolved upon him by operation of law from a person who was the beneficial owner on such date. Where payments are so withheld, the South Carolina Dissenters Rights Statute requires the Holding Company, after the Reorganization, to send to the holder of such shares an offer to pay the holder an amount equal to the Holding Company's estimate of their fair value plus accrued interest, together with an explanation of the calculation of fair value and interest and a statement of the holder's right to demand additional payment under Section 33-13-280 of the South Carolina Dissenters Rights Statute.

         If the Reorganization is not consummated within 60 days after the date set for demanding payment and depositing Certificates, the Bank, within the 60-day period, will return the deposited Certificates and release any transfer restrictions imposed on the uncertificated shares. If, after returning deposited Certificates and releasing transfer restrictions, the Reorganization is consummated, the Bank must send a new Dissenters' Notice and repeat the payment demand procedure.

         If the dissenting shareholder believes that the amount paid by the Holding Company pursuant to Section 33-13-250 of the South Carolina Dissenters Rights Statute or offered under Section 33-13-270 of the South Carolina Dissenters Rights Statute is less than the fair value of his shares or that the interest due is calculated incorrectly, or if the Holding Company fails to make payment or offer payment (or, if the Reorganization has not been consummated, the Bank does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares), within 60 days after the date set in the Dissenters' Notice, then the dissenting shareholder may within 30 days after (i) the Holding Company made or offered payment for the shares or failed to pay for the shares or (ii) the Bank failed to return deposited Certificates or release restrictions on uncertificated shares timely, notify the Holding Company in writing of his own estimate of the fair market value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). Failure to notify the Holding Company in writing of any demand for additional payment within 30 days after the Holding Company made payment for such shares will constitute a waiver of the right to demand additional payment.

         If the Holding Company and the dissenting shareholder cannot agree on a fair price within 60 days after the Bank receives such a demand for additional payment, the Holding Company must institute judicial proceedings to fix (i) the fair value of the shares and (ii) the accrued interest. The Holding Company must make all dissenters whose demands for additional payment remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the court, plus interest, exceeds the amount paid by the Holding Company. If the Holding Company does not institute such proceeding within such 60-day period, the Holding Company shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

         The court will assess certain costs and expenses of such proceeding (including reasonable compensation for, and the expenses of, the appraiser) against the Holding Company, except that the court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The court may award fees and expenses of counsel and experts in amounts the court finds equitable (i) against the Holding Company if the court finds that the Holding Company did not comply substantially with the relevant requirements of the South Carolina Dissenters Rights Statute or (ii) against either the Holding Company or any dissenting shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

                         FEDERAL INCOME TAX CONSEQUENCES

         If the Share Exchange and related transactions take place as described in the Reorganization Plan and at least 50% of the Bank's outstanding common stock is exchanged for Holding Company common stock in the Share Exchange:

                  (1) The Share Exchange between the Bank and the Holding Company should qualify as a "reorganization" within the meaning of Sections 368(a)(1)(B) of the Code.

                  (2) Assuming the Share Exchange qualifies as a "reorganization," no gain or loss will be recognized by the Holding Company or the Bank as a result of the Share Exchange.

                  (3) Assuming the Share Exchange qualifies as a "reorganization," no gain or loss will be recognized by any shareholder of the Bank upon the exchange of his Bank common stock in the Share Exchange solely for Holding Company common stock.

                  (4) Cash received by a shareholder of the Bank who perfects his dissenters' rights will be treated as having been received by such shareholder in redemption of his Bank common stock, and such redemption will be taxable under the provisions of Section 302 of the Code as either ordinary income or capital gain or loss, depending upon the circumstances of the individual shareholder.

                  (5) Assuming the Share Exchange qualifies as a "reorganization," the aggregate tax basis of the Holding Company common stock received by a Bank shareholder will be the same as such shareholder's basis in the Bank common stock exchanged for such Holding Company common stock in the Share Exchange.

                  (6) Assuming the Share Exchange qualifies as a "reorganization," the holding period of the Holding Company common stock received in the Share Exchange by a Bank shareholder will include the period during which such shareholder held the Bank common stock exchanged for such Holding Company common stock, provided that such Bank common stock is held by such shareholder as a capital asset on the Effective Date.

         No ruling will be requested from the Internal Revenue Service ("IRS") concerning the tax consequences of the Share Exchange. Because no IRS ruling will be requested, there is a risk that the IRS will determine that the Share Exchange does not qualify as a "reorganization," resulting in adverse tax consequences to the Bank, the Holding Company and their shareholders.

         The foregoing brief summary is not, and is not intended to be, a complete analysis of all the federal income tax consequences of the Share Exchange. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS TO MAKE A PERSONAL APPRAISAL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION AND IN ORDER TO DETERMINE ANY STATE OR LOCAL TAX CONSEQUENCES OF THE SHARE EXCHANGE.


                                    DIVIDENDS

         The Bank has paid never paid cash dividends and in the near term intends to retain any future earnings to finance its growth. The Holding Company's ability to pay any cash dividends to its shareholders will depend primarily on the Bank's ability to pay dividends to the Holding Company. The Bank is subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from its capital. All dividends must be paid out of the undivided profits then on hand, after deducting expenses, including losses and bad debts. The Bank must also obtain approval from the South Carolina Bank Board prior to the payment of any dividends to the Holding Company. In addition, the Bank may not pay a dividend if, after paying the dividend, the Bank would be undercapitalized.

                    PRO FORMA CONDENSED FINANCIAL INFORMATION

         Because the Holding Company was recently formed to acquire the Bank and has had no operations of its own, and because the Reorganization is expected to be accounted for in a manner similar to a pooling of interests, the Holding Company's consolidated balance sheet immediately after consummation of the Reorganization will be essentially identical to the Bank's balance sheet with the following changes: (a) Shareholders' equity will be reduced by the amount of the expenses of the Reorganization (estimated to be about $25,000); and (b) Shareholders' equity may be further reduced by any amounts that the Holding Company must pay dissenters. See "Rights of Dissenting Shareholders." Consummation of the Reorganization will not have any material effect on the earnings of the Bank and, on a consolidated basis, the pro forma consolidated results of operations of the Holding Company would be identical to those of the Bank, with the exception of the estimated expenses of the Reorganization. See pages 15-16 of the Bank's Annual Report to Shareholders for a discussion of the Bank's regulatory capital ratios.

         The following table sets forth the actual capitalization of the Holding Company as of March 12, 1999, and the pro forma consolidated capitalization of the Holding Company and the Bank as of that date using the Bank's actual balance sheet amounts as of December 31, 1998. The information herein should be read in conjunction with the financial statements of the Bank from the Bank's 1998 Annual Report to Shareholders, which is being mailed with this Proxy Statement/Offering Circular.

                      PRO FORMA CONSOLIDATED CAPITALIZATION

                                               Holding Company                                   Holding Company
                                               ---------------             Pro Forma             ---------------
                                                 Prior to the          Adjustments (Bank           After the
                                                 ------------          -----------------           ---------
                                               Reorganization (1)     Shareholder' Equity)       Reorganization
                                               --------------         --------------------       --------------

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value,
    10,000,000 shares authorized
      10 shares issued                            $      1             $            (1)(2)       $            --
        1,376,250 shares issued                          0                      13,763 (3)                13,763
  (Common stock, $1.00 par value,
    10,000,000 shares authorized
       1,376,250 shares outstanding)
                                                                                   (99)(2)
  Additional paid-in capital                            99                  15,376,185 (3)            15,376,185

                                                                               (25,000)(4)
  Retained earnings                                     --                     180,077 (3)               155,077

  Unrealized holding gains and
    losses on available-for-sale
    securities                                          --                       7,921 (3)                 7,921
         Total shareholders' equity               $    100             $    15,552,846           $    15,552,946
                                                  ========             ===============           ===============


---------------------------------
(1) On March 12, 1999, the Chief Executive Officer of the Bank purchased 10 shares of the common stock of the Holding Company for $10.00 per share after its incorporation on 12, 1999.
(2) Redemption on the Effective Date of 10 shares of common stock of the Holding Company purchased by the Chief Executive Officer of the Bank in connection with the formation of the Holding Company.
(3) Issuance on the Effective Date of 1,376,250 shares of common stock of the Holding Company in exchange for all of the 1,376,250 outstanding shares of common stock of the Bank on a one-for-one share basis. Exchange has been accounted for in a manner similar to a pooling-of-interests and assumes no cash payments being made to dissenting shareholders of the Bank. Amounts are derived from the balance sheet of the Bank as of December 31, 1998.
(4)      Assuming $25,000 expenses of the Merger.

PROPOSAL NO. 2:  APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

GENERAL

         The Board of Directors has adopted the Bank's 1999 Stock Incentive Plan effective February 18, 1999. We believe that the issuance of stock options can promote the growth and profitability of the Bank by providing additional incentives for participants to focus on the Bank's long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests. Therefore, we ask you to approve this plan at the meeting.

         If the Reorganization is also approved at the Annual Meeting, the Holding Company will assume the Stock Incentive Plan. Assuming this occurs, all references in the following discussion would apply to the Holding Company instead of the Bank.

         The plan authorizes the grant to our employees and directors of stock options and restricted stock for up to 250,000 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization. The plan also authorizes grants to advisers and consultants of the Bank. The number of shares available for issuance under the plan will also automatically increase each year by an amount equal to 1% of the shares outstanding at that time, except that the total number of shares available for issuance will not exceed 20% of the shares outstanding.

         Under the plan, the Bank may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. The plan also authorizes the issuance of restricted stock. The plan will be administered by a committee consisting of at least two members of the Board of Directors. The committee will determine the persons who will receive options or restricted stock and the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee's employment under various circumstances would terminate options granted under the plan to that person. The committee may also grant a reload option to an optionee who surrenders common stock as payment of the exercise price of an option. The reload option will have an exercise price equal to the fair market value of the common stock on the date of payment for the exercised option, will be for the same number of shares as were surrendered, and may have other terms as the committee may prescribe.

         If granted an option under the plan, the optionee will receive an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires. Similarly, if granted restricted stock under the plan, the grantee will receive an award agreement specifying the terms of the grant, such as the number of shares of restricted stock covered by the grant, the restrictions on voting or disposition of the restricted stock, and the schedule pursuant to which the restrictions will lapse. The plan provides that options will become exercisable and restrictions will lapse immediately upon a change in control of the Bank.

         The option price per share is an amount to be determined by the Board of Directors, but for an incentive stock option the price will not be less than 100%, and for a non-incentive stock option the price will not be less than 85%, of the fair market value per share on the date of grant. Generally, the option price will be payable in full upon exercise. Payment of the option price of any stock option may be made in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. The Bank will receive no consideration upon granting of an option.

         Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

         The Board of Directors will have the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal income tax consequences to the optionee or to the Bank on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

         INCENTIVE STOCK OPTIONS. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the Bank will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Bank will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

         If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Bank is entitled to a deduction to the extent of ordinary income recognized by the optionee.

         NONQUALIFIED STOCK OPTIONS. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Bank may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

         RESTRICTED STOCK. Awards of restricted stock are shares of common stock that are granted subject to conditions, such as continued service with the Bank, that are established at the time of the award. Restricted stock will become nonforfeitable as its holder meets the specified conditions. If the conditions are not satisfied, all or a portion of the shares of restricted stock are forfeited to the Bank. Generally, restricted stock cannot be transferred until the restrictions have lapsed. Upon a grant of restricted stock, the market value of the stock at the date of grant is included as a deduction from shareholders' equity in the Company's balance sheet and is amortized as compensation expense on a straight-line basis over the vesting period. The participant recognizes taxable income as the restrictions lapse (subject to an election to accelerate the income recognition), based on the fair market value of the shares on the date of lapse (or earlier acceleration), and the Bank is entitled to a corresponding tax deduction.

INITIAL OPTION GRANTS

         The Bank granted the following stock options effective February 19, 1999:

                  - Non-incentive stock options covering 55,000 shares to the Bank's Directors as a group. Included in that amount are options covering 7,500 shares each to Edwin L. Barnes, William C. Beaty, Jr., and Hugh L. Harrelson, Sr., the nominees for election as directors

                  -        Incentive stock options covering 40,000 shares to J.
                           A. Ferguson, Jr., President and Chief Executive Officer of the Bank
                  - Incentive stock options covering 92,500 shares to executive officers of the Bank as a group (including options granted to Mr. Ferguson)

         Each of these option grants includes the following features:

                  -        An exercise period of ten years
                  - A seven-year vesting term: 20% to vest upon grant, 80% to vest ratably over the remainder of the term
                  -        Restrictions on transferability
                  - An exercise price of $15.50 per share, fair market value on the date of grant

         See "Stock Information" for information on the market for the Bank's stock and recent share prices.

SHAREHOLDER APPROVAL REQUIRED

         The affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. Because directors will receive options under the plan, the directors of the Bank have a personal interest in seeing the plan approved.

         The Board of Directors recommends a vote for approval of the 1999 Stock Incentive Plan.

                        MANAGEMENT; ELECTION OF DIRECTORS

                  The following sets forth certain information regarding the Bank's executive officers and directors. The Bank's Articles of Incorporation provide for a classified Board of Directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. The terms of office of the classes of directors expire as follows: Class I at the 1999 annual meeting of shareholders; Class II at the 2000 annual meeting of shareholders; and Class III at the 2001 annual meeting of shareholders. Executive officers of the Bank serve at the discretion of the Bank's Board of Directors.

NAME                             AGE          POSITION WITH THE BANK
----                             ---          ----------------------
Edwin L. Barnes                  72           Director
William C. Beaty, Jr.            51           Director
Claude W. Burns, III             41           Director
William R. Davis                 58           Director
John W. Dickens                  53           Director and Vice Chairman of the Board
J. A. Ferguson, Jr.              51           Director, President and Chief Executive Officer
Jean M. Gaillard                 70           Director
Hugh L. Harrelson, Sr.           54           Director
Jerry H. Padgett                 66           Director
Richard S. Powell                64           Director
Patricia M. Stone                43           Chief Financial Officer and Senior Vice President
Elvin F. Walker                  63           Director and Chairman of the Board

         EDWIN L. BARNES, Class I director, has been employed by Rock Hill Telephone Company since 1946 and currently serves as its executive vice president, chief financial officer, and secretary-treasurer, and as a director. Mr. Barnes also is an officer and director of several affiliated companies engaged in the telecommunications business with respect to which he has primary responsibility for financial and administrative functions. Mr. Barnes received a bachelor of science degree in mechanical engineering from The Georgia Institute of Technology in 1945. He served as an advisory director for The Citizens & Southern National Bank of South Carolina ("C&S") and its successor NationsBank in Rock Hill from January 1991 until October 1995.

         WILLIAM C. BEATY, JR., Class I director, has been employed by Catawba Services, Inc., a cable television operator, since 1974, serving as the executive vice president of the company since June 1995 and as a director. Mr. Beaty is President of the South Carolina Cable Television Association and a director of the South Carolina Cable Television Foundation. Mr. Beaty graduated from Presbyterian College in 1970. He served on the board of directors of Home Federal Savings Bank of South Carolina from 1984 to October 1995.

         CLAUDE W. BURNS, III, Class III director, has been the president of Burns Chevrolet, Inc, in Rock Hill since 1982 and the vice president of Burns Nissan, Inc. since December 1994. Mr. Burns is a past president of the South Carolina Automobile Dealers Association, a past chairman of the Rock Hill Area Chamber of Commerce, and a board member of the York County Economic Development Board. He graduated from The Citadel with a B.S. degree in 1980.

         WILLIAM R. DAVIS, Class III director, has been senior vice president and senior trust officer of M.S. Bailey & Sons, Bankers since April of 1994. He also serves as corporate secretary of Bailey Financial Corporation. Mr. Davis has been in banking 36 years and has served as president and chief executive officer of Dominion Trust Co. in Roanoke, Virginia. Mr. Davis is a graduate of Virginia Commonwealth University and of the National Graduate Trust School at Northwestern University.

         JOHN W. DICKENS, Class I director, has been president, chief executive officer and director of M. S. Bailey & Sons, Bankers since October 1, 1988. Since 1992, Mr. Dickens has also served as president, chief executive officer and director of Bailey Financial Corporation. He has been chairman of the board, chief executive officer and a director of The Saluda County Bank since November 1993. Mr. Dickens graduated from Appalachian State University in 1968.

         J. A. FERGUSON, JR., Class III director, has served as the president and chief executive officer of the Bank since it opened in May 1996. Prior to joining the Bank, Mr. Ferguson was the senior vice president and city executive of Southern National Bank of South Carolina and its successor Branch Banking and Trust Company of South Carolina in Orangeburg, South Carolina, from January 1994 until December 1995, when he resigned to join the organizing efforts to form the Bank. From 1973 to January 1994, Mr. Ferguson worked in a number of capacities for C&S National Bank and its successor, NationsBank, N.A., most recently as vice president and city executive in Orangeburg, South Carolina. Mr. Ferguson received a B.A. degree in economics from Clemson University in 1969.

         JEAN M. GAILLARD, Class II director, is in and has been in the real estate business for more than 35 years. From 1978 until January 1996, she was a co-owner of Southern Realty, Incorporated of York County, where she served as the company's vice president, secretary, and broker-in-charge. Ms. Gaillard attended Furman University. She is a Certified Residential Broker (CRB), a Certified Residential Specialist (CRS), and a graduate of the Realtors' Institute (GRI).

         HUGH L. HARRELSON, SR., Class I director, is a practicing attorney, beginning his practice in Rock Hill in 1971 and, since 1996, has been a partner in the law firm of Harrelson, Hayes & Guyton, L.L.C. He is a former member of the Rock Hill City Council, having served from 1980 to 1998, a past Mayor Pro Tem of Rock Hill, past chairman of the Rock Hill Traffic Commission, and a member of the board of directors of the Rock Hill Economic Development Corporation. Mr. Harrelson received a B.A. degree from Carson-Newman College in 1966 and a J.D. degree from the Cumberland School of Law at Samford University in Birmingham, Alabama in 1971.

         JERRY H. PADGETT, Class II director, retired from Winthrop University in July 1997. From 1972 until his retirement, he served as the Dean of the School of Business at Winthrop University. Mr. Padgett received bachelor's and master's degrees from Clemson University in 1954 and 1955, respectively, and a Ph.D from Purdue University in 1960, and he also completed studies at Harvard University in 1983. Mr. Padgett served on the boards of directors of United Financial Corporation and its subsidiaries, Home Federal Savings Bank of South Carolina and United Savings Bank, from 1988 until October 1995.

         RICHARD S. POWELL, Class III director, has been employed by Sunbelt Corporation, which produces and markets textile dyes, in Rock Hill as vice president-operations and director-technical & manufacturing administration since 1987. Mr. Powell graduated from Clemson University in 1957 with a B.S. degree in textile chemistry and received an M.S. in textile chemistry from Clemson University in 1961.

         PATRICIA M. STONE has served as a Senior Vice President and the Chief Financial Officer of the Bank since it opened in May 1996. From 1995 until May 1996, Ms. Stone was an assistant vice president and manager of mergers and acquisitions for First Union National Bank in Charlotte, North Carolina. From 1981 until 1995, she worked in various capacities for Home Federal Savings Bank in Rock Hill, most recently as the vice president and treasurer. Ms. Stone obtained a B.A. degree from Winthrop University in 1976 and an M.B.A. from Winthrop University in 1978.

         ELVIN F. WALKER, Class III director, is Chairman of the Board. Mr. Walker retired from Bowater Incorporated in January 1996. Before his retirement, he was president and general manager of Bowater Incorporated's Carolina operations. He joined the organization in July 1982 as assistant general manager and was named general manager in April 1990. Mr. Walker graduated from The Georgia Institute of Technology in 1958 with a degree in chemical engineering and received M.S. and Ph.D degrees from The Institute of Paper Chemistry in 1960 and 1964, respectively. He also served as a director of Rock Hill National Bank from 1988 until November 1994.

         Paul A. Walker, Class II director, resigned from the Board effective February 2, 1999, due to his moving to Pennsylvania. John W. Dickens, Class I director, has not been nominated for re-election. The size of the Board will be reduced from twelve to ten members, including three Class I directors, effective at the Meeting.

         Edwin L. Barnes, William C. Beaty, Jr., and Hugh L. Harrelson, Sr., Class I directors of the Bank, have been nominated for re-election. Set forth above is certain information about the nominees, including each nominee's age and position with the Bank. It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below to serve for a three-year term and until their successors are elected. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as the Bank's existing Board of Directors may recommend.

         The directors shall be elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED INDIVIDUALS.

       NAME                  DIRECTOR                                    BUSINESS EXPERIENCE
                             SINCE                                     DURING PAST FIVE YEARS
Edwin L. Barnes              1996               Executive Vice President, Secretary-Treasurer, and Director, Rock
                                                Hill Telephone Company; officer and Director of several
                                                telecommunications companies; advisory Director, C&S National Bank of South Carolina and its successor NationsBank in Rock Hill (until
                                                1995)

William C. Beaty, Jr.        1996               Executive Vice President, Catawba Services, Inc., a cable television operator; Director, Home Federal Savings Bank of South Carolina
                                                (until 1995)

Hugh L. Harrelson, Sr.       1996               Partner, law firm of Harrelson, Hayes & Guyton, LLC; Director, Rock
                                                Hill Economic Development Corporation; past Mayor Pro Tem, Rock Hill

COMPENSATION

         The following table sets forth for the past three fiscal years the cash compensation paid or accrued by the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the chief executive officer of the Bank. No other executive officer of the Bank earned total compensation, including salary and bonus, for the fiscal year ended December 31, 1998 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                             ANNUAL COMPENSATION           ----------------------           ALL OTHER
NAME AND                             --------------------------------             SECURITIES               COMPENSATION
PRINCIPAL POSITION                   YEAR      SALARY (1)       BONUS        UNDERLYING OPTIONS (#)             (1)
-------------------                  ----      ----------       -----      ----------------------          -------------
J. A. Ferguson, Jr. - Director,      1998    $  109,045       $ 10,000                --                       $3,111
President, and Chief Executive       1997       103,000          6,000                --                        2,190
Officer                              1996       100,000          3,000                --                        1,490

----------
(1)      Includes club dues and an automobile allowance.

COMPENSATION OF DIRECTORS

         During the year ended December 31, 1998, outside directors received fees of $50 for attendance at each Board meeting. Salaried officers do not receive these fees. Directors were not paid (and are not expected to be paid in 1999) any additional amounts for attending meetings of committees of the Board of Directors.

 TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The Bank was opened as a joint effort by Rock Hill business and community leaders and Bailey Financial Corporation, a bank holding company headquartered in Clinton, South Carolina, which owns M.S. Bailey & Sons, Bankers in Clinton and The Saluda County Bank in Saluda, South Carolina. In the Bank's initial stock offering in 1996, the Bank issued 294,000 shares of Class A Common Stock in a public offering, primarily to Rock Hill residents, and 306,000 shares of Class B Common Stock to Bailey. Although Bailey's Class B shares represented 51% of the total outstanding shares of the Bank's Common Stock, as the Class B shareholder Bailey was entitled to elect only two of the Bank's twelve directors. Bailey also entered into right of first refusal agreements with the other organizers of the Bank, with each side granting the other the first opportunity to purchase such party's Common Stock in the event of a proposed sale.

         In April 1998, in order to help position the Bank for future growth, Bailey agreed to exchange its Class B shares for an equal number of Class A shares and to terminate the right of first refusal agreements. Bailey and the Bank entered into a Share Exchange Agreement on April 6, 1998, and the share exchange became effective on June 19, 1998. As a result, Bailey has exchanged all of its Class B shares for an equal number of Class A shares, and all Class A shares have been redesignated as shares of Common Stock.

         In September 1998, Bailey announced a proposed merger with Anchor Financial Corporation, headquartered in Myrtle Beach, South Carolina. Under the terms of the proposed merger, Bailey will merge into Anchor, and shareholders of Bailey will become shareholders of Anchor. Upon consummation of the merger, Anchor will own the 22.7% of the Bank's common stock currently owned by Bailey. This merger is expected to be completed in April 1999.

         The Bank leases its main office from Rock Hill Telephone Company pursuant to a five-year lease agreement. Rental expense for the years ended December 31, 1998 and 1997 was $136,200 and $136,200, respectively. The initial lease term expires on May 12, 2001. The Bank has three successive options to renew the lease for a period of five years each, at the then fair rental value of the property. There is no option to purchase the building at the end of the lease. Currently, the monthly rental payment is approximately $11,350. Rental for each renewal period is adjusted upward or downward to reflect changes in the consumer price index. However, if the Bank does not lease the building for the entire 20 years, the Bank is obligated to pay Rock Hill Telephone Company one-half of the unamortized cost (as of the termination of the lease) of the improvements made by Rock Hill Telephone Company.

         The Bank also purchases telephone equipment and monthly telephone service from Rock Hill Telephone Company. The amount paid to Rock Hill Telephone Company for equipment and services for the years ended December 31, 1998 and 1997 was $ 184,002 and $171,855, respectively. Edwin L. Barnes, a director of the Bank, is a principal officer, director, and minority shareholder of Rock Hill Telephone Company.

         The law firm Harrelson, Hayes & Guyton, L.L.C. serves as counsel for the Bank and is paid for legal services rendered to the Bank in that capacity. Hugh L. Harrelson, Sr., a director of the Bank, is a partner of this firm.

         M. S. Bailey & Sons, a subsidiary of Bailey, provides data processing, and trust data processing services to the Bank.

         The Bank signed a lease agreement with Mr. Hugh L. Harrelson, Sr., a director of the Bank to lease land on which to build a branch. The initial lease term dated March 1, 1998, is for twenty-five years with two successive options to renew for an additional five years. Monthly payments are $1,628 and are scheduled to change every five years on the anniversary date of the lease.

         The Bank has had, currently has, and will continue to have banking and other transactions in the ordinary course of business with directors and officers of the Bank and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Bank believes that such transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to the Bank. The Bank is subject to a limit on the aggregate amount it could lend to its and the Bank's directors and officers as a group equal to its unimpaired capital and surplus (or, under a regulatory exemption available to banks with less than $100 million in deposits, twice that amount). Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

BOARD MEETINGS AND COMMITTEES

         The Bank's Board of Directors held 12 meetings in 1998. All directors attended at least 75% of such meetings and the meetings of each committee of which they are members, with the exception of Paul A. Walker, who attended two-thirds of the meetings of the Board of Directors. As Mr. Walker has moved to Pennsylvania, he has resigned from the Board of Directors. The Board of Directors has established an Audit Committee, an Executive Committee, a Loan Committee, an Investment Committee, and a Trust Committee. Information about the functions, members and meetings of those committees is set forth below.

         AUDIT COMMITTEE. The Audit Committee selects the Bank's independent auditors, determines the scope of the annual audit and of any special audit, oversees the administrative, operations and internal controls of the Bank, reviews compliance with accounting policies and procedures, and establishes and oversees an internal audit program. During 1998, the Audit Committee held 4 meetings. In 1998, the members of the Audit Committee were William C. Beaty, Jr., John W. Dickens, Jean M. Gaillard, Jerry H. Padgett, Richard S. Powell, and Elvin F. Walker.

         EXECUTIVE COMMITTEE. The Executive Committee establishes and monitors policies of the Bank and compliance with those policies, reviews and comments on proposed changes to policies, proposes a slate of nominee directors for approval by the Board for submission to the shareholders, and establishes and monitors the Bank's employee benefit plans and personnel policies. The Executive Committee has all authority to act on behalf of and to exercise the powers of the Board between its meetings. During 1998, the Executive Committee held 12 meetings. In 1998, the members of the Executive Committee were J.A. Ferguson, Jr., Edwin L. Barnes, William C. Beaty, Jr., William R. Davis, John W. Dickens, Jerry H. Padgett, Richard S. Powell, and Elvin F. Walker.

         LOAN COMMITTEE. The Loan Committee establishes and monitors the Bank's lending and loan grading policies and compliance with those policies, reviews requests for large loans, reviews and makes recommendations regarding the adequacy of reserves for loan and lease losses, supervises administration of the Bank's past due loan portfolio, and supervises disposition of real estate owned and other collateral acquired by the Bank.

         INVESTMENT COMMITTEE. The Investment Committee establishes, monitors compliance with, and makes recommendations regarding changes in the Bank's investment policy, asset/liability mix, interest gap exposure, and interest rate policies.

         TRUST COMMITTEE. The Trust Committee oversees the operation of the Bank's Trust Department, reviews trust procedures and policies, approves trust fee structures and revisions to the fees, and reviews and approves new accounts and the investment products that the Trust Department uses.

         Upon consummation of the Reorganization, the individuals serving as the directors of the Holding Company will be the same individuals serving as the directors of the Bank, and the only executive officer of the Holding Company will be J. A. Ferguson, Jr.

                       PRINCIPAL SHAREHOLDERS OF THE BANK

         The following table sets forth as of February 22, 1999, certain information as to those persons who were known to the Bank to be beneficial owners of more than 5% of the Bank's outstanding shares, and as to the Bank's shares beneficially owned by each director and all officers and directors as a group.

                                                Number of Shares                Percent of Class
Beneficial Owner                              Beneficially Owned(1)            Beneficially Owned
----------------                              ---------------------            ------------------
Bailey Financial Corporation (2)                      312,000                          22.7%

Directors and Executive Officers:

Edwin L. Barnes (3)                                    53,500                           3.9%
William C. Beaty, Jr. (4)                              28,400                           2.1%
Claude W. Burns, III                                      500                           *
William R. Davis                                        1,500                           0.1%
John W. Dickens (5)                                     1,500                           0.1%
J. A. Ferguson, Jr. (6)                                 6,200                           0.5%
Jean M. Gaillard                                       12,000                           0.9%
Hugh L. Harrelson, Sr. (7)                             11,000                           0.8%
Jerry H. Padgett (8)                                   19,553                           1.4%
Richard S. Powell                                      10,000                           0.7%
Elvin F. Walker (9)                                    11,000                           0.8%

Executive officers and directors                      163,195                          11.9%
as a group (13 persons)

*      Less than 0.1%

(1) Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under
       Section 13(d) of the Securities Exchange Act of 1934. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
(2) Includes 6,000 shares of Common Stock held for the benefit of six individuals, none of whom is an executive officer, director or principal shareholder of the Bank, as trustee with voting and investment power.
(3) Includes 27,500 shares of Common Stock owned by Rock Hill Telephone Company, of which Mr. Barnes is an executive officer and director. Mr. Barnes disclaims beneficial ownership of these shares. Also includes 1,000 shares of Common Stock owned by Mr. Barnes' wife and 2,000 shares of Common Stock held with voting and investment power as trustee for Mr. Barnes' niece and nephew.
(4) Includes 2,000 shares of Common Stock owned by Mr. Beaty's wife, 2,300 shares of Common Stock held as trustee for The Milton Cherry Beaty Trust, and 2,300 shares held as trustee for The Kathryn Leigh Beaty Trust.
(5)    Includes 1,000 shares of Common Stock owned by Mr. Dickens' wife.
(6) Includes 1,700 shares of Common Stock owned with Mr. Ferguson's sister as power of attorney for Gladys P. Ferguson. Mr. Ferguson disclaims beneficial ownership of these shares.
(7)    Includes 500 shares of Common Stock owned by Mr. Harrelson's wife.
(8)    Includes 2,600 shares of Common Stock owned by Mr. Padgett's wife.
(9)    Includes 1,000 shares of Common Stock owned by Mr. Walker's wife.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Bank's directors, its executive officers and certain individuals are required to report periodically their ownership of the Bank's Common Stock and any changes in ownership to the Federal Deposit Insurance Corporation. Based on a review of Forms 7, 8, and 8A and any representations made to the Bank, it appears that all such reports for these persons were filed in a timely fashion during 1998, except that William C. Beaty, Jr., William S. Davis, Jerry H. Padgett, Patricia M. Stone, and Herman E. Honeycutt failed to file a Form 8 in connection with transactions executed during 1998; these delinquencies were corrected on each person's Form 8A.


                        RESTRICTIONS ON TRANSFER OF STOCK
                         RECEIVED BY CERTAIN INDIVIDUALS

         Upon completion of the Reorganization, the Holding Company will have 1,376,250 shares of common stock outstanding, assuming no shareholders exercise their statutory dissenters' rights. The shares issued in the Reorganization will be freely tradable, without restriction or registration under the Securities Act, except for shares issued to "affiliates" of the Bank at the time the Reorganization is submitted to shareholders of the Bank for their approval and shares issued to persons who are or become "affiliates" of the Holding Company. These shares will be subject to resale restrictions under the Securities Act.

         An "affiliate" of a company is defined in Rule 144 under the Securities Act as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the company. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract, or otherwise.

         Securities held by affiliates may be eligible for sale in the open market without registration in accordance with the provisions of Rule 144 promulgated under the Securities Act. In general, under Rule 144 a shareholder (or shareholders whose shares are aggregated) who has beneficially owned for at least one year, but less than two years, shares privately acquired directly or indirectly from the Holding Company or from an "affiliate" (in general, a director, officer or controlling shareholder of the Holding Company), and persons who are affiliates of the Holding Company, are entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the sale and may only sell such shares through unsolicited brokers' transactions. A shareholder who is not an affiliate of the Holding Company and has not been an affiliate for at least 90 days and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations and the other restrictions described above.

         Rule 144 also requires that the securities must be sold in "brokers' transactions," as defined in the Securities Act, and the person selling the securities may not solicit orders or make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities. This requirement may make the sale of the common stock of the Holding Company pursuant to Rule 144 difficult if no trading market develops in the Common Stock. The requirement does not apply to sales of restricted securities held by non-affiliates for at least two years or to sales by persons who were affiliates of the Bank at the time of the shareholder vote on the Reorganization who have held nonrestricted securities for at least two years (if they are not then affiliates of the Holding Company).

         In addition, the protections afforded by Rule 144 are available generally only if the Holding Company meets the requirement that adequate current public information be available with respect to it. That requirement is met generally if the Holding Company (i) has securities registered pursuant to
Section 12 of the Exchange Act or has securities registered pursuant to the Securities Act, and (ii) has been subject to the periodic reporting requirements of the Exchange Act for at least 90 days and has filed all reports required under specified sections of the Exchange Act for the preceding 12 months (or such shorter period as it is required to have filed such reports). The Holding Company will be subject to the registration requirements of the Exchange Act .

         Shares of the Bank's common stock held by affiliates of the Bank are not subject to resale restrictions under the Securities Act because bank stock, unlike stock of a holding company, is accorded exempt status under Section 3(a)(2) of the Securities Act.


                   FINANCIAL STATEMENTS; REPORT ON FORM 10-KSB

         The Bank's annual report to shareholders containing financial statements for the last three years, prepared in accordance with generally accepted accounting principles, accompany this Proxy Statement/Offering Circular. The financial statements are being furnished as supplemental information only. They are not part of this Proxy Statement/Offering Circular and are not incorporated herein by reference. Stockholders may obtain copies of the Bank's annual report on Form 10-KSB required to be filed with the Federal Deposit Insurance Corporation under 12 C.F.R. ss. 335.311 for the year ended December 31, 1998, free of charge by requesting such form in writing from Patricia M. Stone, Rock Hill Bank & Trust, 315 East Main Street, Rock Hill, South Carolina 29730. In addition, 12 C.F.R. Part 350 requires the Bank to designate and make available to the public upon request its Annual Disclosure Statement. The accompanying annual report to shareholders is designated as the Bank's Annual Disclosure Statement and will be made available upon request in person at an office of the Bank or in writing to Patricia M. Stone at the address above.


                                STOCK INFORMATION

         The Bank's common stock is not listed on any exchange. However, the stock is traded on the over-the-counter bulletin board and is quoted under the symbol "RHBT." Market makers of the Bank's stock include: Edgar M. Norris & Co. Inc.; Trident Securities; Allen C. Ewing & Co.; William R. Hough & Co.; Hill, Thompson, Magid & Co.; and Monroe Securities.

         The following table sets forth the high and low sales price information as reported by the OTC Bulletin Board during the period indicated since the Bank's common stock began trading publicly on August 3, 1998.

                                                    STOCK PRICE
                                                   ---------------
                                                   High        Low
1998
Third Quarter                                    $ 15.00     $ 13.50
Fourth Quarter                                   $ 14.75     $ 13.37

         The average stock price on March 12, 1999 was $ 17.75.

                                  LEGAL MATTERS

         The legality of the shares of common stock of the Holding Company to be issued in the Reorganization has been passed upon by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Tourville, Simpson & Henderson, L.L.P., Certified Public Accountants, to serve as the Bank's independent certified public accountants for 1999. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

        SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the Bank's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 18, 1999. To ensure prompt receipt by the Bank, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Bank's bylaws relating to shareholder proposals in order to be included in the Bank's proxy materials. Any proposals submitted by a shareholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Bank's next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Bank less than 30 days prior to the date of such meeting, or, if notice of the meeting is given in a lesser period of time, more than 10 days after the date of such notice.


                              AVAILABLE INFORMATION

         The Bank is, and the Holding Company will be, a reporting company subject to the full informational requirements of the Exchange Act. In accordance therewith, the Bank is required to file reports, proxy statements and other information with the FDIC. These reports and documents may be obtained by writing the FDIC's Registration, Disclosure and Securities Operations Unit at 550 17th Street, N.W., Room F-6043, Washington, D.C. 20429 or calling 202-898-8913 or by FAX at 202-898-3909. Once the reorganization, if approved by the shareholders, is completed, the Holding Company will file these reports and documents at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.


                                  OTHER MATTERS

         The management of the Bank knows of no matters other than those stated above which may be brought before the Annual Meeting. However, if any other matter or matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

                                   APPENDIX A


                  REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE

THIS REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE (the "Reorganization Plan'), dated as of March 12, 1999, is entered into between Rock Hill Bank & Trust (the "Bank") and RHBT Financial Corporation (the "Holding Company").

                                    RECITALS:

The parties acknowledge the following to be true and correct:

1. The Bank is a state bank duly organized under the laws of the State of South Carolina and has its principal office and place of business in Rock Hill, South Carolina. The Bank is authorized by its articles of incorporation to issue up to 10,000,000 shares of common stock, par value $1.00 per share, 1,376,250 shares of which are issued and outstanding.

2. The Holding Company is a corporation duly organized under the laws of the State of South Carolina, having its principal place of business in Rock Hill, South Carolina. As of the Effective Date of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued 10,000,000 shares of common stock of a par value of $0.01 per share. In connection with the formation of the Holding Company, 10 shares of Holding Company common stock will be issued at $10 per share to the Chief Executive Officer of the Bank. All such shares will be redeemed at $10 per share upon the Effective Date.

3. The Board of Directors of the Bank and Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company.

4. A majority of the entire Board of Directors of each of the Bank and the Holding Company has deemed advisable a share exchange transaction between the Bank and the Holding Company (the "Share Exchange") in order to establish the holding company structure and has approved this Reorganization Plan and authorized its execution.


         In consideration of the premises, the Bank and the Holding Company enter into this Reorganization Plan and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

                      ARTICLE I: THE ACQUIRING CORPORATION

         The name of the acquiring corporation is RHBT Financial Corporation (the Holding Company). The entity whose shares will be acquired is Rock Hill Bank & Trust (the Bank).

                ARTICLE II: TERMS AND CONDITIONS OF THE EXCHANGE

1. When the Share Exchange becomes effective, each issued and outstanding share of common stock of the Bank shall be exchanged for one share of common stock of the Holding Company. As a result of the Share Exchange, the Holding Company shall become the sole shareholder of the Bank and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. The articles of incorporation, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Share Exchange. In addition, the 10 shares of Holding Company common stock issued at $10 per share to the Chief Executive Officer of the Bank in connection with the formation of the Holding Company will automatically be redeemed by the Holding Company on the Effective Date at $10 per share. Consequently, as a result of the Share Exchange, the existing shareholders of the Bank will become the only shareholders of the Holding Company and the Holding Company will have 1,376,250 shares of Common Stock issued and outstanding (assuming no exercise of dissenters rights).

2. Consummation of the Share Exchange is conditioned upon approval by holders of two-thirds of the outstanding shares of the Bank as required by law, and upon the receipt of any required approvals from regulatory agencies, including the South Carolina Board of Financial Institutions and the Federal Reserve.

3. The Reorganization Plan shall be submitted to the shareholders of the Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the Articles of Incorporation and Bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange at time provided herein.

4. Upon satisfaction of the requirements of law and the conditions contained in this Reorganization Plan, the Share Exchange shall become effective upon the filing of Articles of Share Exchange with the South Carolina Secretary of State (the "Effective Date").

5. If the Share Exchange becomes effective, the Bank and the Holding Company shall each pay their own expenses, if any, incurred in the proposed transaction. If the Share Exchange does not become effective, the Bank shall pay all reasonable and necessary expenses associated with the transaction proposed herein.

6. Any shareholder of the Bank who objects to the Share Exchange and who properly dissents from the Share Exchange pursuant to Chapter 13 of Title 33 of the Code of Laws of South Carolina shall have the rights of a "dissenting shareholder" and the right to receive cash for the value of such dissenting shares.



               ARTICLE III: MANNER AND BASIS OF EXCHANGING SHARES

     On the Effective Date:

1. Each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into the right to receive one share of capital stock of the Holding Company.

2. Each holder of common stock of the Bank shall cease to be a shareholder of the Bank and the ownership of all shares of the issued and outstanding common stock of the Bank shall thereupon automatically vest in the Holding Company as the acquiring corporation.

3. As of the Effective Date, until surrendered for exchange in accordance with this Reorganization Plan, each certificate theretofore representing common stock of the Bank will be deemed to evidence the right to receive Holding Company stock. However, shareholders who do not surrender their Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such shareholders would otherwise receive will be held, without interest, for their accounts until surrender of their Bank stock certificates. The Holding Company shall not be obligated to deliver certificates for shares of Holding Company common stock to any former Bank shareholder until such shareholder surrenders his or her Bank stock certificates.

4. After the Effective Date, the Bank's shareholders will be furnished instructions for surrendering their present stock certificates and for replacing any lost, stolen or destroyed certificates.


                            ARTICLE IV: TERMINATION

         The Reorganization Plan may be terminated, in the sole discretion of the Bank's Board of Directors, at any time before the Effective Date if:

                  (1) the number of shares of common stock of the Bank voted against the Share Exchange, or in respect of which written notice is given purporting to dissent from the Share Exchange, shall make consummation of the Share Exchange unwise in the opinion of the Bank's Board of Directors;

                  (2) any act, suit, proceeding or claim relating to the Share Exchange has been instituted or threatened before any court or administrative body; or

                  (3) the Bank's Board of Directors subsequently determines that the Share Exchange is inadvisable.

         Upon termination by written notice as provided in this Article IV, this Reorganization Plan shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Holding Company, or the directors, officers, employees, agents or shareholders of either of them.


         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Reorganization Plan to be executed and attested in counterparts by their duly authorized officers and directors, and their corporate seals to be hereunto affixed as of the day and year first above written.

                             ROCK HILL BANK & TRUST


                             By:
                                -----------------------------------------
                                  J. A. Ferguson, Jr., President


                             RHBT FINANCIAL CORPORATION


                             By:
                                -----------------------------------------
                                  J. A. Ferguson, Jr., President

                                   APPENDIX B

            CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT


SECTION 33-13-101.  DEFINITIONS.
In this chapter:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102.  RIGHT TO DISSENT.
(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:
         (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
         (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
         (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
         (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
                  (i) alters or abolishes a preferential right of the shares;
                  (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
                  (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                  (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
                  (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

         (5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
         (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) Notwithstanding subsection (a), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger of exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

SECTION 33-13-200.  NOTICE OF DISSENTERS' RIGHTS.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in
         Section 33-13-220.

SECTION 33-13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220.  DISSENTERS' NOTICE.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
         (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
         (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
         (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

         (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
         (5)      be accompanied by a copy of this chapter.

SECTION 33-13-230.  SHAREHOLDERS' PAYMENT DEMAND.
(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240.  SHARE RESTRICTIONS.
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under
         Section 33-13-260.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250.  PAYMENT.
(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with
         Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b)      The payment must be accompanied by:
         (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
         (3)      an explanation of how the interest was calculated;
         (4) a statement of the dissenter's right to demand additional payment under Section 13-33-280; and (5) a copy of this chapter.

SECTION 33-13-260.  FAILURE TO TAKE ACTION.
(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270.  AFTER-ACQUIRED SHARES.
(a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under
         Section 33-13-280.

SECTION 33-13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
         (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
         (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
         (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

SECTION 33-13-300.  COURT ACTION.
(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310.  COURT COSTS AND COUNSEL FEES.
(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
         (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
(d)      In a proceeding commenced by dissenters to enforce the liability under
         Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                        (AMENDMENT NO. ________________)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Rock Hill Bank & Trust
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         ----------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3)  Filing Party:

         ----------------------------------------------------------------------

         (4)  Date Filed:
                         ------------------------------------------------------

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                             ROCK HILL BANK & TRUST
                          TO BE HELD ON APRIL 15, 1999



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints J. A. Ferguson, Jr. and Elvin F. Walker, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Rock Hill Bank & Trust that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at Rock Hill Country Club, 600 Country Club Drive, Rock Hill, South Carolina, 29730, on April 15, 1999 at 5:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO APPROVE THE REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE WITH RHBT FINANCIAL CORPORATION; (II) "FOR" PROPOSAL NO. 2 TO APPROVE THE 1999 STOCK INCENTIVE PLAN; AND (III) "FOR" PROPOSAL NO. 3 TO ELECT THE THREE IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to approve the Reorganization Agreement and Plan of Exchange with RHBT Financial Corporation

           [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

2.  PROPOSAL to approve the 1999 Stock Incentive Plan.

           [ ] FOR            [ ] AGAINST         [ ] ABSTAIN


3. PROPOSAL to elect the three identified Class I directors to serve for three year terms.

          Edwin L. Barnes
          William C. Beaty, Jr.
          Hugh L. Harrelson, Sr.

          [ ]  FOR all nominees                [ ] WITHHOLD AUTHORITY
               listed (except as marked to         to vote for all nominees
               the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

                                    Dated:                      , 1999
                                          ----------------------

                                    ----------------------------------
                                    Signature of Shareholder(s)

                                    ----------------------------------
                                    Signature of Shareholder(s)

                                    Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.